UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SAFETY INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFETY INSURANCE GROUP, INC.
20 Custom House Street, Boston, Massachusetts 02110

April 11, 2016

To Our Shareholders:

I am pleased to invite you to attend the 2016 Annual Meeting of Shareholders of Safety Insurance Group, Inc., which will be held at 10:00 a.m. on Wednesday, May 18, 2016, at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110.

The accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement describe in detail the matters to be acted on at this year’s Annual Meeting.

If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another shareholder, please bring written confirmation from the shareholder for whom you are acting as proxy.

Whether or not you expect to attend the meeting, please sign and return the enclosed Proxy Card in the envelope provided.  Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.  If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Sincerely,

George M. Murphy
President and Chief Executive Officer

SAFETY INSURANCE GROUP, INC.

20 Custom House Street, Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2016

April 11, 2016

To Our Shareholders:

The 2016 Annual Meeting of Shareholders of Safety Insurance Group, Inc. (the “Company”) will be held on Wednesday, May 18, 2016 at 10:00 a.m., local time, at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110.  At this meeting, you will be asked to consider and vote upon the following:

1.a proposal to elect two of the Company’s directors to Class II with a term ending in 2019;

2.to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016;

3.a proposal to approve the material terms of the 2002 Management Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

4.a proposal to approve the material terms of the Annual Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

5.to provide an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement; and

6.the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed April 1, 2016 as the Record Date for determining the shareholders of the Company entitled to notice of and to vote at the 2016 Annual Meeting and any adjournment thereof.The Company’s 2016 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

We urge you to attend and to participate at the meeting, no matter how many shares you own.  Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed Proxy Card in the postpaid envelope provided.

By Order of the Board of Directors,

WILLIAM J. BEGLEY, JR.
Vice President, Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for

Our Annual Meeting of Shareholders to Be Held on May 18, 2016

The accompanying Proxy Statement and our 2015 Annual Report to Our Shareholders are available for viewing, printing and downloading at http://materials.proxyvote.com/78648T.

SAFETY INSURANCE GROUP, INC.

20 Custom House Street, Boston, Massachusetts 02110

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2016

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company” or "Safety") for the 2016 Annual Meeting of Shareholders to be held on May 18, 2016 at 10:00 a.m. at the Company’s headquarters located at 20 Custom House Street, Boston, Massachusetts 02110 (the “2016 Annual Meeting”).

The record date for determining shareholders entitled to vote at the 2016 Annual Meeting has been fixed at the close of business on April 1, 2016 (the “Record Date”).  As of the Record Date, 15,158,327 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding and entitled to be voted.  Every shareholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the Company’s books as of the Record Date.  The Company mailed this Proxy Statement and the related form of proxy (the “Proxy”) on or about April 11, 2016.

With respect to Proposal 1, Election of the Company’s Directors, the shares of Common Stock represented by the enclosed Proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for director designated herein.  So long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the 2016 Annual Meeting) is present at the 2016 Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect each director.  Votes withheld from a director nominee, abstentions and broker non-votes (when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the Proxy Card) will be treated as present at the 2016 Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.  Please note that Brokers may not vote your shares on Proposals 1, 3, 4 and 5 without your specific instructions.  Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

With respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, an affirmative vote of a majority of the shares present or represented and entitled to vote on such proposal is required for approval.  Abstentions are included in the number of shares present or represented and entitled to vote on the proposal and therefore have the practical effect of a vote against the proposal.

With respect to Proposal 3 and Proposal 4, for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, approval of the material terms of the 2002 Management Omnibus Incentive Plan and the Annual Performance Incentive Plan requires a majority of the votes cast to be in favor of approval. Both proposals were previously approved in 2011 and re-approval is required every five years.  Under Delaware law, approval requires an affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against the proposal and broker non-votes will have no effect.

With respect to Proposal 5, Advisory Vote on Executive Compensation, an affirmative vote of a majority of the shares present or represented and entitled to vote on such proposal is required for approval (on a non-binding, advisory basis).  Abstentions are included in the number of shares present or represented and entitled to vote on the proposal and therefore have the practical effect of a vote against the proposal.  Your vote is advisory and will not be binding upon the Company, the Board of Directors, or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The enclosed Proxy confers discretionary authority with respect to any other proposals that may properly be brought before the 2016 Annual Meeting.  As of the date hereof, management is not aware of any other matters to be presented for action at the 2016 Annual Meeting.  If any other matters properly come before the 2016 Annual Meeting, however, the Proxies solicited hereby will be voted in accordance with the recommendation of the Board.

Any shareholder giving a Proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary.  Any shareholder attending the 2016 Annual Meeting may vote in person whether or not the shareholder has previously filed a Proxy.  Presence at the 2016 Annual Meeting by a shareholder who has signed a Proxy, however, does not in itself revoke the Proxy.

The enclosed Proxy is being solicited by the Board.  The cost of soliciting Proxies will be borne by the Company, and will consist primarily of preparing and mailing the Proxies and Proxy Statements.  The Company will also request persons, firms and corporations holding shares of Common Stock in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2015, including financial statements and the report of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, thereon, accompanies this Proxy Statement.  The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

PROPOSAL 1

ELECTION OF THE COMPANY’S DIRECTORS

The Board consists of six members and three classes.  Each class serves three years, with terms of office of the respective classes expiring in successive years.

A Director, whose term expires at this year’s 2016 Annual Meeting, Frederic H. Lindeberg and a new Director, George M. Murphy have been  nominated to serve a three-year term ending at the 2019 Annual Meeting of Shareholders and until a successor, if any, is elected and duly qualified. The remaining four directors will continue to serve in accordance with their terms.  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 2016 NOMINEES.

Name	Age **	Director Since
Class II - Term ending in 2019*
Frederic H. Lindeberg (1)(2)(3C)	75	2004
George M. Murphy (4)	49	-

Class I - Term ending in 2018
Peter J. Manning (1C)(2)(3)	77	2003
David K. McKown (1)(2C)(3)	78	2002

Class III - Term ending in 2017
David F. Brussard, Chairman of the Board (4)	64	2001
A. Richard Caputo, Jr. (4C)	50	2001

*     Nominated at the 2016 Annual Meeting to a term ending in 2019

**   As of April 1, 2016.

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Investment Committee.

(C)Chairman of the Committee referenced.

The following information with respect to the principal occupation, business experience, recent business activities involving the Company and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

Nominees for Director

Frederic H. Lindeberg has served as a director of the Company since August 2004.  Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries.  Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices, after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg is an attorney and certified public accountant.  Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of TAL International Group, Inc.  We believe that Mr. Lindeberg’s particular knowledge and experience in a variety of areas, including financial, regulatory, corporate governance and other matters affecting public companies, qualify him to serve on our Board and as Chairman of the Nominating and Governance Committee.

George M. Murphy, CPCU, was appointed President and Chief Executive Officer of the Company effective April 1, 2016.  He previously was the Vice President of Marketing since October 1, 2005.  Mr. Murphy was appointed to the Board of Directors and of the Investment Committee in February 2016.  Mr. Murphy has been employed by the Insurance Subsidiaries for over 27 years. Mr. Murphy’s leadership roles in the Company and our insurance subsidiaries which included developing strong personal relationships with Safety’s network of independent agents along with his understanding of finance, regulation, corporate governance and other matters affecting public companies, well qualify him to serve on our Board of Directors.

Directors Continuing in Office

David F. Brussard served as President and Chief Executive Officer ("CEO") of the Company from June 2001 until March 31, 2016.  Also, from January 1999 to March 31, 2016, Mr. Brussard served as the CEO and President of the Insurance Subsidiaries.  Previously, Mr. Brussard served as Executive Vice President of the Insurance Subsidiaries from 1985 to 1999 and as Chief Financial Officer and Treasurer of the Insurance Subsidiaries from 1979 to 1999. Mr. Brussard was appointed Chairman of the Board in March 2004 and has served as a Director of the Company since October 2001.  Based upon Mr. Brussard’s significant experience with the insurance industry and his leadership roles in the Company and our insurance subsidiaries since inception, as well as his understanding of the financial, regulatory, corporate governance and other matters affecting public companies, we believe that Mr. Brussard is qualified to serve as Chairman of our Board.

A. Richard Caputo, Jr. has served as a director of the Company since June 2001.  Mr. Caputo is Co-CEO and Managing Partner of The Jordan Company, a private investment firm, which he has been associated with since 1990.  Mr. Caputo is also a director of various privately held companies From November 2004 to December 2013,  Mr. Caputo also served as a director of TAL International Group. Inc.  Mr. Caputo’s professional experience with The Jordan Company and its affiliated entities for over 24 years, as well as his particular knowledge of capital markets, corporate finance, and strategic planning, enables him to provide valuable insight and advice regarding investing decisions and other matters of import to the Company, and we believe qualify him to serve on our Board and to chair our Investment Committee.

Peter J. Manning has served as a director of the Company since September 2003.  Mr. Manning retired in 2003, as Vice Chairman Strategic Business Development of FleetBoston Financial, after 32 years with FleetBoston Financial Corporation (formerly BankBoston) where he also held the positions of Comptroller and Executive Vice President and Chief Financial Officer.  Mr. Manning started his career with Coopers & Lybrand in 1962 prior to his 1972 employment with BankBoston.  He currently is a director of the Blue Hills Bank and the non-profit Campaign for Catholic Schools and is a former director of Thermo Fisher Scientific and the Lahey Clinic.  Mr. Manning qualifies as an “Audit Committee Financial Expert” as defined by the U.S. Securities and Exchange Committee rules.  We believe that Mr. Manning’s many years of experience in finance and accounting in the banking industry provide him with the necessary qualifications to be a director of the Company and Chairman of our Audit Committee.

David K. McKown has served as director of the Company since November 2002. Mr. McKown has been a Senior Advisor to Eaton Vance Management since 2000, focusing on business origination in real estate and asset-based loans.  Mr. McKown retired in March 2000 having served as a Group Executive with BankBoston since 1993, where he focused on acquisitions and high-yield bank debt financings. Mr. McKown has been in the banking industry for 52 years, worked for BankBoston for over

32 years and had previously been the head of BankBoston's real estate department, corporate finance department, and a managing director of BankBoston's private equity unit.  Mr. McKown is currently a director of Global Partners L.P., Newcastle Investment Corp., and various privately held companies. We believe that Mr. McKown’s extensive accounting, financial structuring, legal, and negotiation skills acquired during his many years in the banking industry provide him with the necessary skills to be a director of the Company and Chairman of our Compensation Committee.

Certain Information Regarding the Board of Directors

Meetings of the Board of Directors

During 2015, the following meetings of the Board were held: five meetings of the Board, four meetings of the Audit Committee, two meetings of the Compensation Committee, two meetings of the Nominating and Governance Committee and four meetings of the Investment Committee.  All of the incumbent Directors attended at least 75% of the Board and committee meetings held while they were members during 2015.  At each quarterly meeting of the Board, the outside directors hold an executive session without management present.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by Mr. David F. Brussard and Mr. George M. Murphy, respectfully.  As the Chairman of the Board, Mr. Brussard provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities.  As Chief Executive Officer, Mr. Murphy has general charge, supervision, and control of the business and affairs of the Company, and is responsible generally for assuring that policy decisions of the Board are implemented as adopted.  The Company does not have a lead independent director.  Given the small size of its Board, the fact that all of its directors other than Mr. Brussard and Mr. Murphy are independent, and the fact that its four independent directors are actively engaged in Board matters, the Board does not believe that it is necessary to designate one director to this role.

We believe this Board leadership structure is appropriate for the Company, in that the Chairman of the Board and Chief Executive Officer provide  strong leadership and direction for management to execute the Company’s strategy and business plan while contributing to a more efficient and effective Board.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks.  The Board regularly reviews information regarding the Company's strategic, financial and operational risks.  The Company's Compensation Committee oversees the management of risks relating to the Company's compensation policies and practices.  The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting.  The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Independent Directors

The Board has determined that Frederic H. Lindeberg, Peter J. Manning, David K. McKown, and A. Richard Caputo, Jr. are “independent directors” as determined pursuant to the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. ( the “NASDAQ Marketplace Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Board Committees

The Audit Committee is comprised of Peter J. Manning (Chairman), Frederic H. Lindeberg, and David K. McKown (the “Audit Committee”).  The Board has determined that Peter J. Manning is an “Audit Committee Financial Expert” as established by the rules and regulations of the SEC.  The Audit Committee meets at least quarterly and at each quarterly meeting meets with the independent auditors in an executive session without management present.  For information regarding the functions performed by the Audit Committee, please refer to the Report of the Audit Committee included in this Proxy Statement, as well as the Charter of the Audit Committee, attached hereto in Appendix A to this Proxy Statement.

The Compensation Committee is comprised of David K. McKown (Chairman), Frederic H. Lindeberg, and Peter J. Manning (the “Compensation Committee”).  For information regarding the functions performed by the Compensation Committee, please refer to the Compensation Discussion and Analysis and the Compensation Committee Report included in this Proxy Statement, as well as the Charter of the Compensation Committee, attached hereto in Appendix B to this Proxy Statement.

The Nominating and Governance Committee is comprised of Frederic H. Lindeberg (Chairman), Peter J. Manning, and David K. McKown (the “Nominating and Governance Committee”).  For information regarding the functions performed by the Nominating and Governance Committee, please refer to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement.

The Investment Committee is comprised of A. Richard Caputo, Jr. (Chairman), David F. Brussard, George M. Murphy and William J. Begley, Jr., the Company’s Chief Financial Officer (the “Investment Committee”).  The Investment Committee reviews and evaluates, as may be appropriate, information relating to the Company’s invested assets and its investment policies, strategies, objectives and activities.

Nominating and Governance Committee Policies

Pursuant to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement, the Nominating and Governance Committee has developed the following policies and procedures related to the nomination process for directors of the Company and the means by which shareholders may communicate with the Board.

Shareholder Recommendations for Director‑Nominees

The Nominating and Governance Committee will consider recommendations from shareholders as to candidates to be nominated for election to the Board.  A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, who will forward such recommendations to the

Chairman of the Nominating and Governance Committee.  Recommendations must be in writing and should include the candidate’s name and qualifications for Board membership.  This policy is not intended to replace the provisions in the Company’s bylaws related to shareholder nominations for director, but rather addresses the Nominating and Governance Committee’s position on recommendations from shareholders for potential director‑nominees.  Shareholders wishing to nominate persons for director must comply with the Company’s bylaws and any applicable rules of the SEC.

Director‑Nominee Evaluation Process

The Nominating and Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director.  The Nominating and Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise.  In the event that vacancies arise, the Nominating and Governance Committee will consider various potential candidates for director.  Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders, or other persons.  In evaluating candidates, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board.

Shareholder Communications to the Board

Shareholders may communicate directly with any member of the Board or the entire Board by sending correspondence to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston Massachusetts 02110, or emailing InvestorRelations@SafetyInsurance.com.  Any such correspondence must contain a clear notation indicating that it is a “Shareholder‑Director Communication,” and must indicate whether the intended recipients are all members of the Board or certain specified individual directors.  The Office of Investor Relations will make copies of all such correspondence and circulate them to the appropriate director or directors.

Director Attendance at Annual Meetings

Directors are encouraged but not required to attend the Company’s Annual Meetings.  One director attended last year’s annual meeting.

Minimum Qualifications for Directors

In addition to the preceding policies and procedures adopted by the Nominating and Governance Committee, at the direction of the Board, the Board and Nominating and Governance Committee continue to evaluate their position on establishing minimum qualifications for directors.  The Board seeks members with diverse business and professional backgrounds and outstanding integrity, judgment, and such other skills and experiences as will enhance the Board’s ability to best serve the interest of the Company.  Although the Board does not have a formal diversity policy, among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence.  The Board has not approved any criteria for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time the nomination is to be considered.  Similarly, the Nominating and Governance Committee has not identified specific, minimum qualifications for director nominees or any specific qualities or skills that it believes are necessary for one or more of our directors to possess.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee of the Board selected PricewaterhouseCoopers LLP (“PwC”) to continue as the Company’s independent registered public accounting firm for 2016.  PwC is the Company’s independent registered public accounting firm for the most recently completed fiscal year ended December 31, 2015.  A representative of PwC is expected to be present at the 2016 Annual Meeting.  The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 WHICH CALLS FOR THE RATIFICATION OF THE APPOINTMENT OF PWC.

If our shareholders do not ratify the selection of PwC, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

Audit Fees Billed for Services Performed Related to 2015 and 2014 Services

Audit Fees

Aggregate fees billed were $956,925 and $929,025 for 2015 and 2014, respectively.  The fees in this category are for professional services rendered in connection with the audits of the Company's annual financial statements, including the Company's internal control over financial reporting, set forth in the Company's Annual Report on Form 10-K, the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q, and the performance of other services that generally only the Company's independent registered public accounting firm can provide, such as consents.

Audit-Related Fees

Aggregate fees billed were $36,950 and $35,850 for 2015 and 2014, respectively.  The fees in this category were for professional services rendered in connection with the employee benefit plan audit.

Tax Fees

Aggregate fees billed were $55,740 and $53,745 for 2015 and 2014, respectively.  The fees in this category were for professional services rendered in connection with tax compliance and tax consulting services.

All Other Fees

Aggregate fees billed were $16,800 and $1,800 for 2015 and 2014, respectively.  The 2015 fees in this category related to expenses in connection with a routine financial examination performed by state regulators and licensing of PwC proprietary research tools.  The 2014 fees in this category were solely for the Company's licensing of PwC proprietary research tools.

The Audit Committee has considered and determined that the provision of non-audit services provided in 2015 and 2014 are compatible with maintaining PwC's independence.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee.  These services may include audit services, audit‑related services, tax services and other services.  The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  During fiscal years 2015 and 2014, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above.

PROPOSAL 3

APPROVAL OF THE MATERIAL TERMS OF THE 2002 MANAGEMENT OMNIBUS INCENTIVE PLAN

The Board recommends that shareholders approve the material terms of the Company’s 2002 Management Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”).

Description of the Proposal

We are asking shareholders to approve the material terms of the Omnibus Incentive Plan so that future awards under the Omnibus Incentive Plan may qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount a publicly-traded company may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-paid executive officers other than its principal financial officer. Compensation that qualifies as “performance-based compensation” is not subject to this limit. For awards under the Omnibus Incentive Plan to qualify as performance-based compensation, among other requirements, shareholders must approve, every five years, the material terms of the Omnibus Incentive Plan. The material terms were last approved by shareholders at the 2011 Annual Meeting of Shareholders.

The material terms of the Omnibus Incentive Plan being submitted for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code include (i) the employees eligible to receive awards under the Omnibus Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that may be paid under the Omnibus Incentive Plan to any employee in any calendar year. This information, as well as other information regarding the Omnibus Incentive Plan, is provided below.

Description of the Omnibus Incentive Plan

The following description of the Omnibus Incentive Plan is qualified in its entirety by reference to the text of the Omnibus Incentive Plan, a copy of which is attached as Appendix D hereto.

History of the Omnibus Incentive Plan

The Omnibus Incentive Plan first became effective on June 25, 2002. The Omnibus Incentive Plan was amended on May 19, 2006 to (i) increase the number of shares of Common Stock available for issuance by 1,250,000 shares, (ii) remove obsolete provisions, and (iii) make other non-material changes. Shareholders approved the Omnibus Incentive Plan, as amended, at the 2006 Annual Meeting of Shareholders. The Omnibus Incentive Plan was further amended on December 31, 2008 to comply with Section 409A of the Internal Revenue Code, and on August 4, 2010 to permit granting of awards with limited exceptions to the transfer restrictions otherwise applicable to awards. The material terms Omnibus Incentive Plan, as amended, was last approved by the shareholders at the 2011 Annual Meeting of Shareholders.

Purpose of the Omnibus Incentive Plan

The objectives of the Omnibus Incentive Plan are to:

•

optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s shareholders;

•	provide participants with an incentive for excellence in individual performance;
•	promote teamwork among participants; and
•

provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company’s success and to allow such individuals to share in the success of the Company.

Duration of the Omnibus Incentive Plan

The Omnibus Incentive Plan will remain in effect until all shares subject to it have been purchased or acquired.

Amendment and Termination

The Board may, at any time and from time to time, alter, amend, suspend or terminate the Omnibus Incentive Plan or any award granted thereunder in whole or in part, provided that no amendment that would require shareholder approval in order for the Omnibus Incentive Plan to continue to comply with any applicable tax or securities laws or the rules of any securities exchange on which shares of the Company are listed will be effective unless the amendment is approved by shareholders.

Administration of the Omnibus Incentive Plan

The Omnibus Incentive Plan is administered by the Compensation Committee of the Board or such other committee appointed by the Board (the “Committee”). The Committee selects the individuals to whom awards will be made, the type of awards, and the amount, size and terms of awards. The Committee makes all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan, including interpreting the Omnibus Incentive Plan and any award agreements under the Omnibus Incentive Plan. The Committee may delegate its authority under the Omnibus Incentive Plan as permitted by law.

Shares Subject to the Omnibus Incentive Plan

A total of 2,500,000 shares of Common Stock has been authorized for issuance under the Omnibus Incentive Plan.

Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the Omnibus Incentive Plan. Shares withheld from a restricted stock award to satisfy tax withholding obligations are counted as shares issued under the Omnibus Incentive Plan. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares are not treated as having been issued under the Omnibus Incentive Plan. Shares that are withheld to satisfy the exercise price of a stock option or tax withholding obligations related to a stock option or stock appreciation right are not treated as having been issued under the Omnibus Incentive Plan.

In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of shares of Common Stock that may be issued under the Omnibus Incentive Plan, including the individual annual grant limits for Section 162(m), and the number, kind and/or price of shares of Common Stock subject to outstanding awards under the Omnibus Incentive Plan, as the Committee deems appropriate and equitable to prevent dilution or enlargement of participants’ rights. The number of shares subject to any adjusted award will always be rounded to the nearest whole number, with ½ of a share rounded up to the next whole number.

Eligibility and Participation

Eligible participants include all employees, directors and consultants of the Company and its affiliates, as determined by the Committee. The approximate number of individuals who are currently eligible to participate under the Omnibus Incentive Plan is 100.

Awards under the Omnibus Incentive Plan

Awards under the Omnibus Incentive Plan may be made in the form of stock options, stock appreciation rights (“SARs”) and restricted stock.

Individual Annual Grant Limits

For purposes of Section 162(m) of the Internal Revenue Code, (i) the maximum number of shares with respect to which stock options or SARs may be granted in any calendar year to any participant shall not exceed 1,250,000 shares; and (ii) the maximum number of shares of restricted stock intended to qualify as performance-based compensation that may be granted in any calendar year to any participant shall not exceed 1,250,000 shares.

Types of Awards

Following is a general description of the types of awards that may be granted under the Omnibus Incentive Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to limitations contained in the Omnibus Incentive Plan.

Stock Options.   The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the Omnibus Incentive Plan. The exercise price for each such award shall be at least equal to 100% of the fair market value of a share of Common Stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary).

The exercise price of options granted under the Omnibus Incentive Plan may be paid in cash; if permitted by the Committee, by tendering previously acquired shares of Common Stock having a fair market value equal to the exercise price; through broker-assisted cashless exercise; or any other means permitted by the Committee consistent with applicable law.

Stock Appreciation Rights.  SARs granted under the Omnibus Incentive Plan may be in the form of freestanding SARs, tandem SARs or a combination thereof. The grant price of a freestanding SAR shall be equal to the fair market value of a share of Common Stock on the date of grant. The grant price of a tandem SAR shall be equal to the exercise price of the related option.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of Common Stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised, subject to satisfaction of applicable tax withholding. Payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination of cash and shares, as determined by the Committee.

Restricted Stock.   Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee, including time-based and performance-based vesting restrictions. The Committee may establish performance measures, as described below, for restricted stock awards.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the period of restriction and, subject to the Committee’s right to determine otherwise and as set forth in the award agreement, will receive regular dividends.

Performance Measures

The Committee may specify that the attainment of the general performance measures set forth below will determine the degree of vesting and/or payout with respect to awards that the Committee intends will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The performance goals to be used for such awards will be chosen from among the following performance measure(s): earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth and total shareholder return. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the Committee may determine. The Committee has discretion to adjust the determination of the degree of attainment of the pre-established performance goals. However, the previously granted awards amount may not be adjusted upward. A “covered employee” means a person specified in Section 162(m) of the Internal Revenue Code—generally the principal executive officer and the next three most highly-compensated officers other than the principal financial officer.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Incentive Plan. No such adjustment will be authorized to the extent it would cause the Omnibus Incentive Plan not to meet the requirements, if applicable, of Section 162(m) of the Internal Revenue Code.

Termination of Employment or Service

Each award agreement will set forth the participant’s rights with respect to each award following termination of employment or service. However, unless an award agreement provides otherwise, the following default termination provisions will automatically apply: (i) if the termination of employment or service is by the Company for cause, by a nonemployee director or consultant for any reason, or by an employee without good reason, all options and SARs will expire and all unvested shares of restricted stock will be forfeited upon the date of termination of employment or service; (ii) if the participant is an employee and the termination of employment is by the participant for good reason, all options and SARs may be exercised for a period of 3 months after the participant’s date of termination and all unvested shares of restricted stock will be forfeited; (iii) if the termination of employment or service is a result of the participant’s death or disability, all options and SARs may be exercised for a period of 12 months after the participant’s date of termination and all unvested shares of restricted stock will vest; and (iv) if the termination of employment or service is by the Company for any reason other than cause or the participant’s disability, all options and SARs may be exercised for a period of 3 months after the participant’s date of termination of employment or service and all unvested shares of restricted stock which were not granted during the year in which such termination of employment or service occurs shall vest (any shares of restricted stock granted during the year of termination of employment or service will be forfeited).

Change in Control

Upon a change in control, as defined below, all stock options and SARs outstanding at the time of the change in control will become exercisable in full immediately prior to the change of control and any restriction periods and restrictions imposed on restricted stock awards will lapse. For purposes of the Omnibus Incentive Plan, the term “change in control” is defined, in general terms, to include the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly, (ii) a sale or transfer of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders or (iii) a sale of a majority of the Company’s Common Shares, other than to an entity the majority of which is owned by our shareholders.

Tax Withholding

The Company may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, and/or local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Omnibus Incentive Plan. The withholding requirement may be satisfied, in whole or in part, by having the Company withhold shares having a fair market value equal to the minimum statutory total tax which could be imposed on the transaction.

Award Information

Recent awards have been made in the form of Restricted Stock. It is not possible at this time to determine awards that will be made in the future pursuant to the Omnibus Incentive Plan.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to incentive awards made under the Annual Performance Incentive Plan. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

Grant.   There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Omnibus Incentive Plan.

Exercise.   The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with the Company, with certain exceptions. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition.   If an optionholder disposes of shares of Common Stock acquired upon exercise of an ISO, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.   With limited exceptions, if the optionholder disposes of shares of Common Stock acquired upon the exercise of an ISO within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain, which is equal to the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder. If the total amount realized in the disposition exceeds the fair market value of the shares of Common Stock on the date of exercise, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition, the loss will be a capital loss. Any capital gain or loss will be short-term or long-term depending on whether the shares of Common Stock were held for more than one year.

Other Disposition.   If an optionholder disposes of shares of Common Stock acquired upon exercise of an NQSO, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis in the shares sold and the total amount realized upon disposition. Any such capital gain or loss will be short-term or long-term depending on whether the shares of Common Stock were held for more than one year.

Alternative Minimum Tax.   With limited exceptions, for alternative minimum tax (“AMT”) purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of Common Stock at such time for subsequent AMT purposes.

Consequences to the Company

There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO, unless the exercise results in a disqualifying dispositions.

At the time the optionholder recognizes ordinary income from the exercise of an NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. The Company will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by the employee optionholder upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.

Other Tax Consequences

The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Omnibus Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 4

APPROVAL OF THE MATERIAL TERMS OF
THE ANNUAL PERFORMANCE INCENTIVE PLAN

The Board recommends that shareholders approve the material terms of the Company’s Annual Performance Incentive Plan, as amended.

Description of the Proposal

We are asking shareholders to approve the material terms of the Annual Performance Incentive Plan so that future awards under the Annual Performance Incentive Plan may qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount a publicly-traded company may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-paid executive officers other than its principal financial officer. Compensation that qualifies as “performance-based compensation” is not subject to this limit. For awards under the Annual Performance Incentive Plan to qualify as performance-based compensation, among other requirements, shareholders must approve, every five years, the material terms of the Annual Performance Incentive Plan. The material terms of the Annual Performance Incentive Plan were last approved by the shareholders at the 2011 Annual Meeting of Shareholders.

The material terms of the Annual Performance Incentive Plan being submitted for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code include (i) the employees eligible to receive awards under the Annual Performance Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that may be paid under the Annual Performance Incentive Plan to any employee in any calendar year. This information is provided in the description of the Annual Performance Incentive Plan below.

Description of the Annual Performance Incentive Plan

The following description of the Annual Performance Incentive Plan is qualified in its entirety by reference to the text of the Annual Performance Incentive Plan, a copy of which is attached as Appendix E hereto.

History of the Annual Performance Incentive Plan

The Annual Performance Incentive Plan was approved by our Board on March 10, 2006, subject to shareholder approval at the 2006 Annual Meeting of Shareholders. The Annual Performance Incentive Plan was approved by shareholders at the 2006 Annual Meeting of Shareholders. The Annual Performance Incentive Plan was amended on December 31, 2008 to comply with Section 409A of the Internal Revenue Code. The material terms of the Annual Performance Incentive Plan were last approved by the shareholders at the 2011 Annual Meeting of Shareholders.

Purpose of the Annual Performance Incentive Plan

The purpose of the Annual Performance Incentive Plan is to provide designated key employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company. Awards payable under the Annual Performance Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder.

Administration of the Annual Performance Incentive Plan

The Annual Performance Incentive Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee will select the individuals to whom awards will be made, designate the performance period, establish the performance objectives for any performance period, and certify whether such performance objectives have been achieved. Any determination made or action taken by the Committee arising out of or in connection with the construction, administration and interpretation of the Annual Performance Incentive Plan will, to the fullest extent permitted by law, be within the Committee’s absolute discretion and will be conclusive and binding on all persons, including the Company, its subsidiaries, its shareholders, the participants and their estates and beneficiaries.

Termination and Amendment of the Annual Performance Incentive Plan

The Annual Performance Incentive Plan will remain in effect until such time as it is terminated by the Board. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Annual Performance Incentive Plan. However, no such action will be effective without approval by the Company’s shareholders to the extent necessary to continue to qualify the amounts payable to participants as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Eligibility and Participation

Eligibility under the Annual Performance Incentive Plan is limited to “covered employees” (as such term is defined in Section 162(m) of the Internal Revenue Code—generally the principal executive officer and the next three most highly-compensated officers other than the principal financial officer) and other executive officers designated by the Committee, in its sole and absolute discretion. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan. The approximate number of individuals who are currently eligible to participate in the Annual Performance Incentive Plan is eight.

Performance Period

The performance period under the Annual Performance Incentive Plan is the Company’s fiscal year or such other periods as may be designated by the Committee.

Designation of Participants, Performance Period and Performance Criteria

Within 90 days after the commencement of each performance period (or such other date as may be required or permitted under Section 162(m) of the Internal Revenue Code), the Committee (i) selects the participants to whom incentive awards shall be granted, (ii) designates the applicable performance period, (iii) establishes the target award for each participant, and (iv) establishes the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period.

Performance Objectives

The performance objectives that will be used to determine the degree of payout of incentive awards under the Annual Performance Incentive Plan will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net income, earnings before income taxes, earnings per share, return on shareholders’ equity, expense management, profitability of an identifiable business unit or product, ratio of claims to revenues, revenue growth, earnings growth, total shareholder return, cash flow, return on assets, operating income, net economic profit (operating earnings minus a charge for capital), customer satisfaction, agency satisfaction, employee satisfaction, quality of services, strategic innovation, or any combination of the foregoing.

Target and Range of Incentive Awards

Each participant will have a target award that will be based on achieving the target performance objectives established by the Committee. The target award will be a percentage of the participant’s annual salary at the end of the performance period. If the performance objectives established by the Committee are met at the target level, the participant will receive an incentive award equal to 100% of the target award. Based upon the degree of attainment of the pre-established performance objectives, actual incentive awards can range between 50% and 150% of the target award, as determined by the Committee. However, the maximum incentive award that may be paid to a participant under the Annual Performance Incentive Plan in any calendar year shall not exceed $1,200,000.

Committee Discretion

With respect to a participant who is a covered employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such participant under the terms of the Annual Performance Incentive Plan. With respect to a participant who is not a covered employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such participant.

Committee Certification

As soon as practicable after the end of the each performance period, the Committee (i) determines whether the performance objectives for the performance period have been satisfied, (ii) determines the amount of the incentive award to be paid to each participant for the performance period and (iii) certifies such determination in writing. If minimum performance objectives are not met, the participant will receive no incentive award for the specified performance period.

Payment of Incentive Awards

Payment of incentive awards is made after the Committee certifies that one or more of the applicable performance objectives have been attained, unless all or a portion of an award is deferred pursuant to the participant’s timely and validly made election.

Termination of Employment

Unless the Committee determines otherwise, a participant must be actively employed by the Company or a subsidiary on the last day of the performance period to receive an incentive award under the Annual Performance Incentive Plan for such performance period.

Change in Control

In the event of a change in control of the Company (as such term is defined in a participant’s employment agreement with the Company, or in the absence of such agreement, in the Omnibus Incentive Plan), all performance objectives for the then current performance period will be deemed to have been achieved at target levels of performance and the Committee will cause each participant to be paid an amount in cash based on such assumed performance prorated for the performance period, as soon as practicable but in no event later than thirty business days following the change in control.

Award Information

As incentive awards under the Annual Performance Incentive Plan are based on future performance, it is not possible at this time to determine the awards that will be made in the future.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to incentive awards made under the Annual Performance Incentive Plan. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that payments made under the Annual Performance Incentive Plan satisfy the requirements of Section 162(m) of the Internal Revenue Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a corresponding deduction for the amount constituting ordinary income to the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 5

Advisory Vote on Executive COMPENSATION

The Board adopted the shareholders’ recommendation at the 2011 Annual Meeting and elected to hold a shareholder vote on “say-on-pay” annually.   Accordingly, in this Proposal 3, the Company again this year seeks your vote on the following advisory resolution:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers listed in the 2015 Summary Compensation Table included in the Proxy Statement for the 2016 Annual Meeting, as such compensation is disclosed  pursuant to the disclosure rules of the Securities and Exchange Commission, including the section titled Compensation Discussion and Analysis as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

Our goal for the Company’s executive compensation program is to attract, motivate and retain a talented, dedicated and knowledgeable team of executives who will provide leadership for the Company’s success in competitive markets.  We seek to accomplish this goal in a way that rewards performance and is strongly aligned with our shareholders’ long-term interests.

The Company, the Board of Directors, and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading Compensation Discussion and Analysis in the Proxy Statement.  We are committed to paying for performance and making sure our decisions align with the long-term interests of Safety and its shareholders. Since our November 22, 2002 Initial Public Offering through December 31, 2015, Safety has delivered a total of 613% in total return to our shareholders, well above the major indexes and our property-casualty insurance peers. As always, the Board of Directors and the Compensation Committee will continue to review all elements of the executive compensation program and take any steps they deem necessary to continue to fulfill the objectives of the program.

Shareholders are encouraged to carefully review the Compensation Discussion and Analysis section, the compensation tables and other narrative discussion in the Proxy Statement which discuss in detail our compensation policies and procedures and our compensation philosophy.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that you vote FOR THE ADOPTION OF THE RESOLUTION ABOVE APPROVING the compensation of the Company’s named executive officers.

EXECUTIVE OFFICERS

Occupations of Executive Officers

The table below sets forth certain information concerning our executive officers as of the date of this Proxy Statement.

			Years
			Employed
Name	Age (1)	Position	by Safety
George M. Murphy	49	President, Chief Executive Officer	27
William J. Begley, Jr.	61	Vice President, Chief Financial Officer and Secretary	30
James D. Berry	56	Vice President - Underwriting	34
John P. Drago	49	Vice President - Marketing	21
David E. Krupa	55	Vice President - Claims Operations	33
Ann M. McKeown	49	Vice President - Insurance Operations	26
Paul J. Narciso	52	Vice President - Claims	25
Stephen A. Varga	48	Vice President - Management Information Services	23

(1)  As of April 1, 2016.

George M. Murphy.  For information regarding Mr. Murphy, refer above to “Nominees for Director.”

William J. Begley, Jr. was appointed Chief Financial Officer, Vice President and Secretary of the Company on March 4, 2002.  Since January 1999, Mr. Begley has been the Chief Financial Officer and Treasurer of the Insurance Subsidiaries.  Previously, Mr. Begley served as Assistant Controller of the Insurance Subsidiaries from 1985 to 1987, as Controller from 1987 to 1990 and as Assistant Vice President/Controller from 1990 to 1999.  Mr. Begley has been employed by the Insurance Subsidiaries for over 30 years.  Mr. Begley also serves on the Audit Committee and Investment Committee of Guaranty Fund Management Services, and is a member of the Board of Directors of the Massachusetts Insurers Insolvency Fund.

James D. Berry, CPCU, was appointed Vice President of Underwriting of the Company in July 2015, and was named as Secretary of the Insurance Subsidiaries at that time. Prior to that, he served as the Vice President of Insurance Operations since October 1, 2005.  Mr. Berry has been employed by the Insurance Subsidiaries for over 34 years and has directed the Company's Massachusetts Private Passenger line of business since 2001.  Mr. Berry is on the Board of Directors of the Massachusetts Property Insurance Underwriting Association (FAIR Plan). He has served on several committees of Commonwealth Auto Reinsurers (“CAR”) including Market Review and Defaulted Brokers, Mr. Berry has represented Safety on the Computer Sciences Corporation Series II and Exceed advisory councils. He also is a member of the Lexis-Nexis Telematics Leadership Panel.

John P. Drago was appointed Vice President of Marketing on February 1, 2016. Mr. Drago has been employed by the Insurance Subsidiaries for over 21 years and most recently served as Director of Marketing.

David E. Krupa, CPCU, was appointed Vice President of Property Claims of the Company on March 4, 2002.  Mr. Krupa has served as Vice President of Claims of the Insurance Subsidiaries since July 1990 and has been employed by the Insurance Subsidiaries for over 33 years.  Mr. Krupa was first employed by the Company in 1982 and held a series of management positions in the Claims Department before being appointed Vice President in 1990.  Mr. Krupa has served on the Auto Damage Appraisers Licensing Board of Massachusetts and on several claims committees both at the Automobile Insurers Bureau of Massachusetts and CAR.

Ann M. McKeown was appointed Vice President of Insurance Operations of the Company on July 1, 2015.  Ms. McKeown has been employed by the Insurance Subsidiaries for over 26 years wherein she has held management positions in the Underwriting, Information Technology, and Insurance Operations departments. Ms. McKeown has served on the MAIP Steering and Operations Committees of CAR.

Paul J. Narciso was appointed Vice President of Casualty Claims of the Company on August 5, 2013.  Mr. Narciso has held various adjusting and claims management positions with the Company since 1990.  Mr. Narciso has 28 years of claim experience having worked at two national carriers prior to joining Safety.  He currently serves on the Governing Board of the Massachusetts Insurance Fraud Bureau.

Stephen A. Varga was appointed Vice President of Management Information Systems of the Company on August 6, 2014. Mr. Varga has held various information technology positions with the Company since 1992 and most recently served as Senior Director of MIS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our compensation program objectives are to attract and retain individuals key to our future success, to motivate and reward employees in achieving our business goals and to align the long-term interests of employees with those of our shareholders.  We are committed to paying for performance and making sure our decisions align with long-term interests of Safety and its shareholders.

In this section, we discuss and analyze our compensation practices with respect to Messrs. Brussard, Begley, Berry, Murphy, and Krupa, who are respectively, our Chief Executive Officer, Chief Financial Officer, and three other highest paid executives (collectively, our "Named Executive Officers") in 2015.

Executive Summary

The purpose of this summary is to help our investors understand Safety’s approach to executive compensation, specifically understanding what we pay our executives, how we pay them, and why. We are committed to paying for performance and making sure our decisions align with long-term interests of Safety and its shareholders.

The Compensation Committee (the “Committee”) is responsible for executive compensation at Safety. The Committee is comprised entirely of independent directors.  The Committee engages Pay Governance, a leading independent executive compensation consulting firm, to help guide them in implementing best pay practices and help ensure strong pay and performance alignment. Highlights and features of our shareholder-friendly pay practices include:

•A performance-based share program, which measures our performance over a three-year period and is specifically tied to total shareholder return (“TSR”) 1and combined ratio, which is a standard insurance industry profitability metric.  In 2015, performance awards represented 55% of total long-term incentive shares awarded.  We believe that maintaining a long-term performance-based share program in combination with our existing performance-based annual cash bonus will help ensure strong pay and performance alignment.

•A “double trigger” rather than “single trigger” vesting acceleration in a potential change of control.  For the vesting of shares to accelerate, the executive would need to be terminated and a change of control would have to occur.

•No tax gross-ups for potential excise tax that might be incurred if a change of control were to occur.

1 TSR = share price appreciation + dividends

•Our equity plan prohibits share recycling and repricing of stock options without advance approval of shareholders.

•Robust stock ownership guidelines for our executives and Directors.

•A recoupment or “clawback” policy for incentive compensation awarded to executives in the event of an accounting restatement during a three-year period in cases of material fraud, misstatement or misconduct.

•An insider trading policy that prohibits the hedging or pledging of the Company’s equity securities.

Long-term Performance

Although our 1 year short term performance did not meet our target goals, we have had strong absolute and relative TSR over the 3 and 5 year periods.  In addition, our TSR of 613% from our November 22, 2002, Initial Public Offering (“IPO”) through December 31, 2015, is well above the major indexes and our property and casualty insurance peers.

Time Period*	TSR
1 year	(7)%
3 years	41%
5 years	50%

*1 year represents year-over-year growth while 3 and 5 years represent cumulative growth (e.g., for 3 years represents growth from December 31, 2012 through December 31, 2015; for 5 years represents growth from December 31, 2010 through December 31, 2015)

Total Shareholder Return on $1 Invested since November 22, 2002 IPO
SAFT Shareholder Return (613% Cumulative Return)
Initial Investment of $1
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Nov-02
Nov-03
Nov-04
Nov-05
Nov-06
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12
Nov-13
Nov-14
Nov-15

2015 Results and Impact on Actual Pay

In 34 out of 35 years since our inception in 1979, we have been profitable.  2015 was the lone year where we did not have profits when we were impacted the highest recorded snowfall totals in Massachusetts history which produced elevated catastrophe and non-catastrophe claims activity throughout our personal and commercial property lines.  An unprecedented level of snow, specifically 9 feet in various Massachusetts communities and 95 inches in the Boston area alone, were received during a 30 day period in the first quarter of 2015.  As a result, the actual compensation of our CEO and named executive officers was significantly reduced and are closely aligned to these financial results as evidenced below.  The following summarizes the 2015 results:

•

Loss per share was $0.93 in 2015 compared to earnings per share (“EPS”) of $3.93 in 2014.  Loss before income taxes was $28.6 million in 2015 compared to earnings before income taxes (“EBIT”)[2]  of $83.3 million in 2014.  The Compensation Committee believes that EBIT is an effective measure for assessing annual profitability and company performance.  It is the core metric used in the annual incentive plan under which cash bonus payouts are tied directly to EBIT.

2 EBIT = Earnings before interest and taxes, also equal to net income plus interest and tax expense

•	Direct written premiums, a proxy for revenue growth, increased by 2.6% from $765.7 million to $785.7 million.
•	Combined ratio, another measure of profitability, which is the sum of our loss and expense ratio, increased to 112.0% in 2015 compared to 97.1% in 2014.
•	Dividends to shareholders increased to $2.80 per share in 2015 compared to $2.60 per share in 2014.

As a result of this winter weather event and its impact on the Company’s performance in 2015, our CEO and NEO compensation was impacted significantly.  The following actual pay implications reflect our close alignment of pay for performance:

•	2015 annual incentive award paid out at 0% of target.
•	The 2013 – 2015 performance award paid out at 48% of target.

In 2015, our CEO received actual Total Direct Compensation ("TDC") 3 of approximately $2.0 million, which was down significantly from $2.8 million in 2014. The Committee was confident that the 2015 compensation awards, and the performance-based measures established at the start of 2015 are a fair reflection of the year's results.

Say on Pay Results

Safety’s Board of Directors takes its duty to the Company and its shareholders seriously. We strive to follow good process, apply our best judgment, and make the best decisions we can to make Safety an even stronger and more valuable company. Our ability to perform that role is greatly enhanced when we receive thoughtful and constructive feedback from our shareholders. Our shareholders responded very favorably to our executive compensation program and we received 96% support in our 2015 Say on Pay vote.  We continue to welcome your input and feedback on our approach to executive compensation and these disclosure materials. We look forward to receiving your continued support on our upcoming say-on-pay vote.

Objectives of the Company’s Compensation Program

The Committee is responsible for recommending to the Board compensation for the CEO and for determining the compensation of the other executive officers.  The Committee acts pursuant to a charter that has been approved by the Board.  The Committee bases its compensation policies and decisions on the following principles.

•	Compensation should be structured to allow us to motivate, retain and attract executive talent.
•	Compensation should be directly linked to the Company’s and individual’s performance as well as the individual’s level of responsibility.

3 Total Direct Compensation (TDC) = Base salary + actual bonus + value of long-term incentive grants. TDC is a standard measure used for gauging annual compensation—it excludes the "All Other Compensation" column which typically includes benefits, so it is less than the "Total" column in the Summary Compensation Table (see page 24)

•	Compensation should be driven by our long-term financial performance and in doing so work to align the interests of management and shareholders.
•	Compensation should reflect the value of each officer’s position in the marketplace and within the Company.

The Committee annually reviews executive performance and compensation, including base pay, annual cash incentives, and equity awards for our executives.  The Committee considers specific recommendations regarding compensation for other executives from the CEO and reviews the CEO’s annual assessment of other executives’ performance.  Our Committee makes a final determination of compensation amounts for our CEO and other executives with respect to each of the elements of the executive compensation program for actual compensation based on performance in the preceding year and target compensation for the current year.

Policies and Practices Related to the Company’s Compensation Program

We strive to create an overall compensation package for each Named Executive Officer that satisfies these objectives, recognizing that certain elements of compensation are better suited to reflect different compensation objectives.  Our primary goal is to provide strong performance-based total compensation plans that enable us to provide highly competitive compensation when our performance leads the peer group and industry.

Compensation Consultant and Compensation Study

The Committee selected and directly engaged Pay Governance as its compensation consultant.  Pay Governance receives compensation only for services related to executive compensation issues, and neither it nor any affiliate company provides any other services to the Company.  Pay Governance reports directly to the Committee and is responsible for reviewing Committee materials, attending Committee meetings, assisting the Committee with program design and generally providing advice and counsel to the Committee as compensation issues arise.  Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Committee has not raised any conflict of interest.

As part of its review of the compensation of executive management at the Company, Pay Governance recommended and the Committee approved the following thirteen companies which comprise the Company’s peer group for 2015 as follows:

Baldwin & Lyons, Inc.

Donegal Group, Inc.

EMC Insurance Group, Inc.

Employers Holdings, Inc.

Hallmark Financial Services, Inc.

Hanover Insurance Group, Inc.

Horace Mann Educators Corporation

Infinity Property & Casualty Corporation

Mercury General Corporation

National Interstate Corporation

Selective Insurance Group, Inc.

State Auto Financial Corporation

Universal Insurance Holdings

No changes were made to the peer group from 2014.

Equity Grant Practices

The grant date of our equity awards is scheduled in advance and is based on the timing of the completion of our annual performance and compensation review process.  We have not granted stock options to our Named Executive Officers since 2003 and none of our Named Executive Officers hold any Company stock options.

Stock Ownership Guidelines and Hedging / Pledging Policy

We have stock ownership guidelines for our Named Executive Officers to help ensure alignment of our Named Executive Officers’ interests with those of our shareholders.  Stock ownership guidelines are set as a multiple of annual base salary divided by the current share price on the date of the annual evaluation.  The multiple of annual base salary for the CEO is set at five, and for the remaining executive officers is set at three.  All of our Named Executive Officers, including the recently promoted CEO and President, Mr. Murphy, currently meet these guidelines.

Our Directors are also subject to stock ownership guidelines, which require them to have a value four times their annual cash retainer.  A director must meet this requirement within five years of becoming a director.  All our Directors currently meet the guideline.

As part of our insider trading policy, our executives and directors are already subject to an anti-hedging policy that prohibits them from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold.  The insider trading policy also prohibits the pledging of the Company’s equity securities.

Elements of Executive Compensation

The Committee, after reviewing information provided by Pay Governance, determines what it believes to be the appropriate level for cash and non-cash compensation components. After receiving the results of the Pay Governance study and considering our compensation philosophy and the actual practices of the selected peer group, the Committee determined that the elements of targeted overall compensation for executive officers should include the following:

Pay at Risk

A significant percentage of each named executive's target total direct compensation is "pay at risk" through long-term equity awards and annual incentive awards that are linked to actual performance. The Committee believes that the executive pay at Safety should contain a high percentage of pay at risk consistent with our pay for performance philosophy.  For example in 2015, Safety's CEO had 69% of his target pay (target annual incentive and long-term incentives) at risk which was above that of peer CEOs according to the Pay Governance executive benchmarking report.  Due to no annual incentive payout, the resulting actual mix of compensation for 2015 for our CEO is shown in the chart below.

Base Salaries

Base salaries are generally targeted at the median (50th percentile) of peer group companies and reflect the roles, responsibilities and individual performance of the executives.  In 2015, in accordance with the executive officers’ employment contracts, salary increases were based on the change in cost of living for the Boston metropolitan market as reported by the U.S. Department of Labor statistics.  The salaries of the Vice President of Underwriting and Vice President of Claims Operations were also adjusted in 2015 to reflect current market conditions.

Annual Cash Incentives

The purpose of the Annual Performance Incentive Plan is to provide designated key executive employees with meaningful financial rewards for the accomplishment of our annual financial and strategic objectives.  This annual cash incentive compensation award directly reflects the actual performance of the Company.  This direct reflection of Company performance is illustrated by the 2015 awards, under which, as discussed below, performance results were less than the threshold goal and no incentives were earned by or paid to our Named Executive Officers

Under the Annual Performance Incentive Plan, once the threshold performance level (as defined by the Committee annually) has been achieved, the payouts may range from 50% to 150% of the target payout.  In addition, Mr. Brussard’s employment agreement with the Company provided for a minimum annual cash incentive award of not less than 35% of the total cash incentive awards paid in such year to officers who hold such positions entitled Vice President or higher.

The 2015 payout opportunity for our executive officers ranged as follows:

	% of Salary Payable
Position	Threshold	Target	Maximum
Chief Executive Officer	40%	80%	120%
Other Executive Officers	30%	60%	90%

On or before the end of the first 90 days of each fiscal year, the Committee selects the participants to whom incentive awards are granted, establishes the target incentive awards, and establishes the performance objective or objectives that will determine the dollar amount available for these incentive awards.  Performance objectives are based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net income, EBIT, EPS, return on shareholders’ equity, expense management, profitability of an identifiable business unit or product, ratio of claims to revenues, revenue growth, earnings growth, total shareholder return, cash flow, return on assets, operating income, net economic profit (operating earnings minus a charge for capital), customer satisfaction, agency satisfaction, employee satisfaction, quality of services, strategic innovation, or any combination of the foregoing.

For 2015, the financial measure established by the Committee was annual EBIT.  Our Committee believes that EBIT provides an effective means of directly linking executive compensation to our shareholders’ interests.  EBIT is equal to our net income plus our interest expense and our income tax expense.  The target goal for 2015 was $73.0 million and was based on the average of the actual EBIT achievements for 2013 and 2014 on which the executives were paid bonuses.  This means that if the actual EBIT achievement was above 150% of that year’s target, the goal setting calculation uses the 150% achievement for determining the two-year average.  This practice avoids penalizing the executives for over achievement and creating unachievable performance goals.  The two-year average also enables us to set targets that provide for a reasonable time to adjust to factors that are out of the Company’s control, such as changes in regulatory requirements or unusual weather occurrences.  Once the target goal is set, the range of performance is 50% (threshold) to 150% (exceptional) of this target, and the payouts are based on achievement relative to the goal.  The Committee prorates the payouts within this range to correspond to the actual performance.

For 2015, our actual financial performance of $28.6 million loss was below our $73.0 million target EBIT and this resulted in a 0% of target payout.

Long-Term Incentives

We use our 2002 Management Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to grant long-term equity-based incentive awards.  A description of the Omnibus Incentive Plan can be found in the narrative following the Grants of Plan-Based Awards table.  Long-term incentive compensation, which may include nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards, is intended to reinforce the long-term growth in shareholder value of the Company by linking pay to the value of our shares.  The amounts awarded annually are based on the performance of the Company.  The actual amount awarded and accumulated reflects our historical performance.

On February 24, 2015, the Committee, after reviewing information provided by Pay Governance, determined what it believed to be the appropriate level of each of the various compensation components.  Based upon the Company’s performance in 2014, the Committee awarded restricted stock at a total market value of $3,500,000 on the date of the grant.  The Committee awarded approximately 35% of the shares to Mr. Brussard, and 65% to the remaining executive officers.  The distribution among the remaining officers was made by the Committee, after reviewing the recommendations of the CEO.  The executives were granted 55% of their overall LTI mix in the form of performance-based restricted shares, while the remaining 45% were in the form of time-based restricted shares.  Such distribution resulted in 19,509 shares being granted to Mr. Brussard, 7,167 shares being granted to Mr. Begley, 6,370 shares being granted to Mr. Berry, 3,982 shares being granted to Mr. Krupa and 7,963 shares being granted to Mr. Murphy.  Shares will not be earned or vested until performance criteria and / or time requirements are met.

As noted above, executives are granted 55% of their overall LTI mix in the form of performance-based restricted shares, while the remaining 45% is in the form of time-based restricted shares. The performance share design has the following features: three-year performance measurement period tied to the Company’s relative TSR versus its property-casualty insurance company peers (weighting of 40%) and Safety’s three-year average combined ratio (weighting of 60%), which is a standard insurance industry profitability metric.  The Committee believes that a three-year average combined ratio is a strong long-term proxy for performance, and used with relative TSR will ensure strong pay and performance alignment while ensuring sufficient line of sight for executives. Actual payouts can range from 0% to 200%, depending on actual performance. The TSR portion of the performance share design employs a shareholder friendly feature that caps payout to 100% of target if absolute TSR is negative (even though the Company might have exceeded target in the relative TSR metrics).  The earned performance shares will cliff vest after the three-year performance period based on the performance measures attained.

Starting in 2015, both time vested awards and performance awards granted include a retirement provision.  For time vested awards, if termination of service occurs on or after the first anniversary of the date of grant and because of retirement after attaining age 62 with at least 10 years of service with the Company, the periods of restriction shall expire on the date of termination of service with respect to 100% of the shares subject to remaining periods of restriction.

For performance vested awards, if during the performance period, the grantee’s termination of service occurs because of the grantee’s retirement after attaining age 62 with at least 10 years of service with the Company, the award shall not be forfeited on the retirement date, but the number of shares earned shall be equal to the number of shares earned determined based on actual attainment of the performance measures as of the end of the performance period multiplied by a fraction, the numerator of which is the number of months (rounded up to the next integer) from the beginning of the performance period until the date of termination of service, and the denominator of which is 36.

At December 31, 2015, the performance awards granted on February 24, 2015, March 11, 2014 and would be projected to payout at 0% and 52% respectively, a reflection of the results of 2015.  These amounts are calculated based on the Company’s actual combined ratio to date, as well as relative TSR performance (compared to its performance peer group) to date.  Final actual results may differ and will continue to be calculated until the end of each award’s applicable performance period.

The performance awards granted on March 11, 2013 had an actual payout of 48%, below the targeted granted amount as follows:

		Performance	Performance
		Based	Based	Actual	Forfeited
Name	Year	Granted Value	Number of Shares	Number of Shares	Number of Shares
David F. Brussard	2013	$605,000	12,884	6,120	6,764

William J. Begley, Jr.	2013	247,500	5,271	2,504	2,767

James D. Berry	2013	206,250	4,392	2,086	2,306

David E. Krupa	2013	123,750	2,635	1,252	1,383

George M. Murphy	2013	233,750	4,977	2,364	2,613

Performance-Based Nonqualified Deferred Compensation

We maintain a nonqualified deferred compensation plan, the Executive Incentive Compensation Plan (the “EICP”) to further our objective of providing our executive officers with compensation that is competitive with that provided by comparable companies.  The EICP is a performance-based program that allocates 1.75% of our insurance subsidiaries annual consolidated statutory net income to a pool that is then distributed as deferred compensation to the eligible executives.  The amount allocated is based on the total annual cash compensation (salary plus annual incentive received, or deferred, in the year) of the eligible executives.  Our insurance subsidiaries experienced a combined statutory net loss of $15.5 million in 2015, therefore no allocations were earned by our executive officers under the EICP in 2015.  The allocations when earned are retained by the Company, invested in mutual funds, and only paid to the executive upon employment termination or a change in control as defined in the EICP.

The EICP also provides a deferred compensation benefit with a supplemental matching provision similar to our 401(k) plan.  Our intention is to provide additional retirement benefits to eligible executives in the absence of a traditional defined benefit pension arrangement.  The provision enables the executive officer to elect to defer amounts from current compensation above the federally limited amount that can be deferred under our tax-qualified 401(k) plan and receive an employer matching contribution on such supplemental deferrals.  In accordance with the EICP, we make a matching contribution annually at the close of each plan year in an amount equal to 75% of the participant’s elective deferrals under the plan up to a maximum amount of 8% of the participant’s compensation.  The participant’s compensation for this purpose means the participant’s base salary and annual incentive received (or deferred) in the plan year.  Amounts deferred under the EICP do not include amounts deferred under the 401(k) plan, thus our matching contributions under the EICP do not include amounts we have matched under the 401(k) plan.  We made the following employer matching contributions for 2015 to the EICP on behalf of the Named Executive Officers: Mr. Brussard—$68,198; Mr. Begley - $25,926; Mr. Berry - $7,568; Mr. Krupa 10,360; and Mr. Murphy - $27,934.

A description of our Named Executive Officers’ benefits under the EICP and other material terms of the EICP can be found in the narrative following the Nonqualified Deferred Compensation Plan table.

Other Employee Benefits

In addition to the main elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same welfare and other benefits as are available to all of our employees.  These benefits include medical and dental insurance, short-term and long-term disability insurance, life and accidental death insurance, and a 401(k) plan.  The 401(k) plan allows employees to contribute on a pre-tax basis up to the maximum allowed under federal law.  At the close of each plan year, the Company makes a matching contribution equal to 100% of the amount each participant contributed during the plan year from their total pay, up to a maximum amount of 8% of the participant’s base salary, provided the participant is employed on the last day of the plan year.  We have no defined benefit pension plan for employees at this time.

We provide our Named Executive Officers with limited perquisites that the Committee believes are reasonable and competitive.  In 2015, these perquisites included use of an automobile parking space.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (Code Section 162(m)) provides that certain compensation paid in excess of $1 million to the Chief Executive Officer, Chief Financial Officer, or any of the other three most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation is paid in accordance with one of the listed exceptions described in Code Section 162(m). However, certain forms of performance-based compensation are excluded from the $1 million deduction limitation, if certain requirements are met.  The Committee generally seeks, where feasible and consistent with its overall compensation philosophy and objectives, to structure incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of Code Section 162(m).  The deductibility of some types of compensation payments, however, can depend upon numerous factors, including plan design, the timing of the vesting of compensation awards or the exercise of previously granted rights. In addition, tax deductibility is not the sole factor used by the Committee in setting compensation.  Corporate objectives may not necessarily align with the requirements for full deductibility under Code Section 162(m).  Accordingly, the Committee may grant awards such as time-based restricted stock awards and/or enter into compensation arrangements under which payments are not deductible under Code Section 162(m) if the Committee determines that such non-deductible arrangements are otherwise in the best interests of our shareholders.  Also interpretations of, and changes in, applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of certain compensation.  As a result of these various factors, and in order that the Committee retains flexibility in awarding compensation, there may be situations when compensation paid will not be tax deductible in accordance with Code Section 162(m).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Form 10-K.

DAVID K. MCKOWN, CHAIRMAN
FREDERIC H. LINDEBERG
PETER J. MANNING

The above report of the Compensation Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

The Compensation Committee considers, among other things, in establishing and reviewing our executive compensation program, whether the program pays the executives for performance and whether the program encourages unnecessary or excessive risk taking.  The Compensation Committee reviews annually the principal components of executive compensation and believes that our allocation of compensation among base salary and annual and long-term incentives encourages our executives to deliver strong results for our shareholders without taking excessive risk.  We set base salaries at levels that provide our executives with assured cash compensation that, when combined with annual and long-term incentive awards, motivates them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of compensation.  With respect to incentive opportunities under our annual incentive plan, we believe that our use of measurable corporate financial performance goals and multiple performance levels associated with minimum, target and maximum achievable payouts, together with the Compensation Committee’s discretion to reduce awards, serve to mitigate against excessive risk-taking.  We also believe that our strategic balancing of annual incentives and long-term incentives in the form of restricted stock and performance shares, with multi-year vesting schedules, encourages our executives to deliver incremental value to our shareholders while discouraging short-term risk taking that could negatively affect the value of their long-term awards.  The Company’s robust stock ownership guidelines combined with high level executive stock ownership additionally help mitigate short-term risk-taking. The Compensation Committee believes that these incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures and that they do not encourage unnecessary or excessive risk taking.  We believe that the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonable and do not create any material risk or adverse effect on the Company.

Summary Compensation Table

The following table shows the cash and non-cash compensation for the 2015, 2014 and 2013 fiscal years awarded to or earned by the five individuals who served as our CEO, CFO, and the three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”).

				Performance	Non-Equity
			Time Vested	Based	Incentive Plan	All Other
			Stock Awards	Stock Awards	Compensation	Compensation
Name	Year	Salary	(1)	(2)	(3)	(4)	Total
David F. Brussard	2015	$841,681	$551,250	$673,750	$-	$180,451	$2,247,132
	2014	828,426	495,000	605,000	828,430	593,690	3,350,546
	2013	821,037	495,000	605,000	985,240	619,507	3,525,784

William J. Begley, Jr.	2015	406,400	202,500	247,500	-	82,201	938,601
	2014	400,000	202,500	247,500	300,000	225,013	1,375,013
	2013	337,881	202,500	247,500	304,090	212,251	1,304,222

James D. Berry	2015	321,500	180,000	220,000	-	57,396	778,897
	2014	263,682	168,750	206,250	197,760	169,955	1,006,396
	2013	261,330	168,750	206,250	235,200	51,534	923,064

David E. Krupa	2015	250,000	112,500	137,500	-	50,034	550,036
	2014	230,226	101,250	123,750	172,670	126,206	754,103
	2013	228,171	101,250	123,750	205,350	127,944	786,465

George M. Murphy	2015	355,600	225,000	275,000	-	79,148	934,748
	2014	350,000	225,000	275,000	262,500	206,344	1,318,844
	2013	279,807	191,250	233,750	251,830	195,070	1,151,707

(1)

This column shows the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  The fair value per share of the stock awards is equal to the closing price of the Company's common stock on the grant date.  Information concerning the stock awards is shown in the table below.

Grant Date	Grant Price
February 24, 2015	$61.68
March 11, 2014	$54.35
March 11, 2013	$46.96

(2)

This column shows the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  The fair value per share of the stock awards under the combined ratio performance award calculation is equal to the closing price of the Company’s common stock on the grant date referenced in footnote (1).  The fair value per share of the stock awards under the TSR performance award calculation is equal to a fair value determined using a Monte-Carlo scenario based fair value calculation.   The performance period for the 2013 awards concluded on December 31, 2015 and resulted in a payout of 48% of the target shares awarded.

(3)	The amounts under this column consist of annual cash incentive awards earned in 2015, 2014 and 2013 under the Annual Performance Incentive Plan.
(4)	The amounts under this column include the following items for 2015:

	EICP
	Deferred	EICP	401(k) Plan	Dividends on	Other
	Compensation	Company	Company	Restricted	Compensation
Name	Bonus	Match	Match	Shares	(A)	Total
David F. Brussard	$-	$68,198	$21,200	$66,520	$24,533	$180,451
William J. Begley, Jr.o	-	25,926	21,200	25,696	9,379	82,201
James D. Berry	-	7,568	21,200	21,868	6,760	57,396
David E. Krupa	-	10,360	20,000	13,525	6,149	50,034
George M. Murphy	-	27,934	18,000	27,465	5,749	79,148

(A)

Other Compensation includes Company paid term life insurance premium for coverage exceeding $50,000 (Mr. Brussard - $7,524, Mr. Begley-$7,579, Mr. Berry-$4,960, Mr. Krupa-$4,349, and Mr. Murphy-  $1,824), use of Company automobile by Mr. Brussard – $15,209 and Mr. Murphy  - $2,125, and  Company paid parking ($1,800 each to Mr. Brussard, Mr. Begley, Mr. Berry, Mr. Krupa, and Mr. Murphy).

Grants of Plan-Based Awards

The following table summarizes the 2015 grants of non-equity and equity plan-based awards to the NEOs.  The non-equity plan-based awards were granted under the Annual Performance Incentive Plan and the equity plan-based awards were granted under the Omnibus Incentive Plan.

					All Other	Grant Date
		Estimated Future Payouts			Stock Awards	Fair Value
		Under Non-Equity Incentive			- Number of	of Stock
		Plan Awards (1)			Shares of	and Option
		Threshold	Target	Maximum	Stock or Units	Awards
Name	Grant Date	($)	($)	($)	(#) (2)	($) (3)
David F. Brussard	42,059	$-	$-	$-	19,509	$1,225,000
	-	336,672	673,345	1,010,017	-	-

William J. Begley, Jr.	42,059	-	-	-	7,167	450,000
	-	162,560	243,840	365,760	-	-

James D. Berry	42,059	-	-	-	6,370	400,000
	-	96,450	192,900	289,350	-	-

David E. Krupa	42,059	-	-	-	3,982	250,000
	-	75,000	150,000	225,000	-	-

George M. Murphy	42,059	-	-	-	7,963	500,000
	-	106,680	213,360	320,040	-	-

(1)

These columns represent the range of cash bonus incentive payouts that were targeted for fiscal 2015 performance under the Annual Performance Incentive Plan as described above in Compensation Discussion and Analysis. Although the table refers to these payouts in future terms, they have already been earned and paid to the NEOs. The actual cash bonus incentive amounts paid are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table

(2)

This column represents restricted stock awarded in fiscal 2015 under the Omnibus Incentive Plan.  The stock  awarded is a combination of performance-based restricted shares representing 55% of the total and time-based restricted shares, representing 45% of the total.  The awards were both effective February 24, 2015.  The performance-based awards vest depending upon the attainment of pre-established performance objectives at the conclusion of the performance period in 2018.  See Restricted Stock Awards below for a description of the performance objectives.  The time-based restricted stock vests over three years with installments of 30% on February 24, 2016, 30% on February 24, 2017, and the remaining 40% on February 24, 2018, provided the grantee is still an employee of the Company on such dates.  The awards can also vest in certain termination and change in control scenarios, as discussed below in Potential Payments Upon Termination or Change in Control.

(3)

This column shows the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  The fair value per share of the time-based stock awards is equal to the closing price of the Company's common stock on the grant date.   The fair value per share of the stock awards under the combined ratio performance award calculation is equal to the closing price of the Company’s common stock on the grant date.  The fair value per share of the stock awards under the TSR performance award calculation is equal to a fair value determined using a Monte-Carlo scenario based fair value calculation.

Employment Agreements

David F. Brussard.  Under his employment agreement with us, Mr. Brussard had agreed to serve as CEO and President of the Company for a five-year term which ended December 31, 2009. Prior to its amendment in December 31, 2012, the agreement automatically renewed for successive one-year terms, subject to at least 180 days advance notice by either party not to renew the employment agreement. Commencing with the December 31, 2013 expiration date, the employment agreement was amended to require formal action to renew for an additional one-year term by the Compensation Committee at least 90 days in advance of the scheduled expiration date, unless Mr. Brussard notifies the Company of his decision to decline any additional term before at least 120 days prior to this scheduled expiration date.

The Compensation Committee approved the renewal of Mr. Brussard’s contract in 2015 for an additional one-year term.  Under the terms of the employment agreement, Mr. Brussard is entitled to receive an annual base salary increase on an annual basis to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Committee.  As determined in the sole discretion of the Board, Mr. Brussard is also eligible to receive an annual bonus based on performance.  The employment agreement provides that if such an annual bonus is earned, it will not be less than 35% of the total amount of bonuses paid in such year to officers of the Company who hold positions entitled Vice President or higher.  Mr. Brussard is also entitled to other benefits, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits and use of a Company car, all as determined by the Board.

On January 4, 2016, Mr. Brussard announced his decision to decline any additional term and that he will be retiring as President and CEO, effective March 31, 2016.  Mr. Brussard will continue in his role as Non Executive Chairman of the Board of Directors of Safety Insurance Group.

Other Named Executive Officers. We entered into employment agreements with Mr. Begley, and Mr. Krupa effective November 8, 2004, and with Mr. Berry and Mr. Murphy, effective October 1, 2005.  Messrs. Begley’s, Berry’s, and Krupa’s employment agreements provided for an initial three-year term which ended December 31, 2007.  Mr. Berry’s and Mr. Murphy’s employment agreements provided for an initial term of three years and three months, which ended December 31, 2008.  Until December 31, 2012, these employment agreements automatically renewed for successive one-year terms, subject to at least 180 days advance notice by either party not to renew the employment agreement. Commencing with the December 31, 2013 expiration date, the employment agreements were amended to require formal action to renew for an additional one-year terms by the Compensation Committee at least 90 days’ in advance of the scheduled expiration date, unless the executive notifies the Company of his decision to decline any additional term before at least 120 days prior to this scheduled expiration date.  The Compensation Committee approved the renewal of these contracts in 2015 for an additional one-year term.  Under their respective employment agreements, Messrs. Begley, Berry, Murphy, and Krupa are entitled to receive annual increases to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Committee.  As determined in the sole discretion of the Board or the Committee, Messrs. Begley, Berry, Murphy, and Krupa are each eligible to receive an annual bonus based on performance.  In addition, Messrs. Begley, Berry, Murphy, and Krupa are also entitled to other benefits, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits.

Omnibus Incentive Plan

The Omnibus Incentive Plan provides for a variety of awards, including nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards.  The Committee has broad authority to administer the Omnibus Incentive Plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award, determine the terms of any instrument that evidences an award including accelerated vesting of any award, determine the manner in which awards may be exercised and interpret the Omnibus Incentive Plan’s provisions.

The Omnibus Incentive Plan also contains provisions applicable upon a change in control.  A description of these provisions and the effect they would have on the Named Executive Officers’ outstanding awards can be found in the section entitled Potential Payments Upon Termination or Change in Control.  Under the Omnibus Incentive Plan, unless otherwise provided in an award agreement, upon a termination by the Company for a reason other than for cause or disability, all unvested shares of restricted stock which were not granted during the year of termination will vest.

Restricted Stock Awards

In 2015, the Committee approved time-based restricted stock awards for our Named Executive Officers under our Omnibus Incentive Plan.  Provided there is no termination in service, the shares vest on February 24, 2016, 2017 and 2018 with respect to 30%, 30%, and 40% of the shares, respectively.  The awards can also vest in certain termination and change in control scenarios, as discussed below in Potential Payments Upon Termination or Change in Control.  The shares have voting and dividend rights and are held in custody by the Company during the period of restriction.

In addition to time-based awards, the Committee approved performance-based restricted stock awards for our Named Executive Officers. These performance shares will cliff vest after a three-year performance period provided certain performance measures are attained.  A portion of these awards, which contain a market condition, vest according to the level of total shareholder return achieved by the Company compared to its property-casualty insurance peers over a three-year period.  The remainder, which contain a performance condition, vest according to the level of Company’s combined ratio results compared to its property-casualty insurance peers over the same three-year performance period.

Actual payouts can range from 0% to 200% of target shares awarded depending upon the level of achievement of the respective market and performance conditions during a three fiscal-year performance period ending at the end of 2017.  Compensation expense for performance-based share awards is based on the probable number of awards expected to vest using the performance level most likely to be achieved at the end of the performance period. Performance-based awards with market conditions are accounted for and measured differently from an award that has a performance or service condition.  The effect of a market condition is reflected in the award’s fair value on the grant date.  That fair value is recognized as compensation cost over the requisite service period regardless of whether the market-based performance objective has been satisfied.

Equity Compensation Plan Information

The following table sets forth information regarding all of our equity compensation plans as of December 31, 2015.

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	6,200	$42.85	369,755
Equity compensation plans
not approved by shareholders	-	-	-
Total	6,200	$42.85	369,755

(1)	The equity compensation plan approved by shareholders is the 2002 Management Omnibus Incentive Plan, as amended, which we refer to in this Proxy Statement as the Omnibus Incentive Plan.

In addition to being available for future issuance upon exercise of stock options and stock appreciation rights, the 369,755 shares remaining available under the plan may also be issued in connection with restricted stock awards.  The plan was amended in March of 2013 to remove share recycling plan provisions.  Shares of stock covered by an award under the plan that are forfeited are no longer available for issuance.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unvested restricted stock held at fiscal year-end December 31, 2015 by the NEOs.

	Stock Awards
		Market
	Number of	Value of
	Shares or	Shares or
	Units of	Units of
	Stock That	Stock That
	Have Not	Have Not
Name	Vested (#)	Vested (7)
David F. Brussard
Restricted Stock (1)	4,216	237,698
Restricted Stock (2)	12,884	726,400
Restricted Stock (3)	6,376	359,479
Restricted Stock (4)	10,414	587,141
Restricted Stock (5)	8,937	503,868
Restricted Stock (6)	10,572	596,049

William J. Begley, Jr.
Restricted Stock (1)	1,725	97,256
Restricted Stock (2)	5,271	297,179
Restricted Stock (3)	2,608	147,039
Restricted Stock (4)	4,260	240,179
Restricted Stock (5)	3,283	185,096
Restricted Stock (6)	3,884	218,980

James D. Berry
Restricted Stock (1)	1,438	81,074
Restricted Stock (2)	4,392	247,621
Restricted Stock (3)	2,173	122,514
Restricted Stock (4)	3,550	200,149
Restricted Stock (5)	2,918	164,517
Restricted Stock (6)	3,452	194,624

David E. Krupa
Restricted Stock (1)	862	48,600
Restricted Stock (2)	2,635	148,561
Restricted Stock (3)	1,304	73,520
Restricted Stock (4)	2,130	120,089
Restricted Stock (5)	1,824	102,837
Restricted Stock (6)	2,158	121,668

George M. Murphy
Restricted Stock (1)	1,629	91,843
Restricted Stock (2)	4,977	280,603
Restricted Stock (3)	2,898	163,389
Restricted Stock (4)	4,734	266,903
Restricted Stock (5)	3,648	205,674
Restricted Stock (6)	4,315	243,280

(1)Represents time-based restricted stock awards effective March 11, 2013, which vest over three years with installments of 30% on March 11, 2014, 30% on March 11, 2015, and the remaining 40% on March 11, 2016, provided the grantee is still our employee on such dates.

(2)Represents performance-based restricted stock awards effective March 11, 2013.  Vesting of these shares is dependent upon the attainment of pre-established performance objectives, and any difference between shares granted and shares earned will be calculated at the end of the performance period.  The performance period for the 2013 awards concluded on December 31, 2015 and resulted in a payout of 48% of the target shares awarded.

(3)Represents time-based restricted stock awards effective March 11, 2014, which vest over three years with installments of 30% on March 11, 2015, 30% on March 11, 2016, and the remaining 40% on March 11, 2017, provided the grantee is still our employee on such dates.

(4)Represents performance-based restricted stock awards effective March 11, 2014.  Vesting of these shares is dependent upon the attainment of pre-established performance objectives, and any difference between shares granted and shares earned will be calculated at the end of the performance period.

(5)Represents time-based restricted stock awards effective February 24, 2015, which vest over three years with installments of 30% on February 24, 2016, 30% on February 24, 2017, and the remaining 40% on February 24, 2018, provided the grantee is still our employee on such dates.

(6)Represents performance-based restricted stock awards effective February 24, 2015.  Vesting of these shares is dependent upon the attainment of pre-established performance objectives, and any difference between shares granted and shares earned will be calculated at the end of the performance period.

(7)The amounts in this column were calculated using a per share value of $56.38, the closing market price of a share of our common stock on December 31, 2015.

There were no unexercised stock options or other equity incentive plan awards held at December 31, 2015 by the NEOs

Option Exercises and Stock Vested

The following table summarizes information with respect to restricted stock awards vested during the fiscal year ended December 31, 2015 for each of the NEOs.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting (1)
David F. Brussard	16,913	$986,195
William J. Begley, Jr.	6,244	364,188
James D. Berry	5,124	298,876
David E. Krupa	3,362	196,053
George M. Murphy	6,536	381,193

(1)

Value determined by multiplying the number of vested shares by the closing market price of a share of our      common stock on the vesting date or on the previous business day in the event the vesting date is not a business day.

There were no stock option awards exercised by the NEO’s during the year ended December 31, 2015.

Nonqualified Deferred Compensation

The following table summarizes information with respect to the participation of each of the NEOs in the EICP, a non-qualified deferred compensation plan, as of December 31, 2015.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals	Last Fiscal
Name	Fiscal Year	Fiscal Year (1)	Fiscal Year	Distributions	Year End
David F. Brussard	$90,931	$467,746	$153,063	$-	$9,394,207
William J. Begley, Jr.	34,568	165,041	(99,465)	-	2,414,831
James D. Berry	10,091	118,764	(893)	-	974,285
David E. Krupa	13,814	89,363	172	-	1,157,384
George M. Murphy	37,245	152,309	(41,580)	-	1,132,441

(1)

Includes employer matching contributions credited to the NEOs’ EICP accounts in January 2015 for the plan year ended  December 31, 2014 on behalf of each NEO who contributed during the plan year (Mr. Brussard -$91,570, Mr. Begley -$24,995; Mr. Berry - $14,112;  Mr. Krupa - $8,885; and  Mr. Murphy - $22,985.); and annual deferred compensation bonuses credited  to the NEOs’ EICP accounts  in March 2015 and earned for the year ended  2014 under the EICP (Mr. Brussard - $376,176; Mr. Begley - $140,046; Mr. Berry - $104,652; Mr. Krupa - $80,478; and Mr. Murphy - $129,234).    The amounts in this column were reported in the Summary Compensation Table as compensation to the NEOs for 2015.

The EICP is a non-qualified deferred compensation plan designed to provide a means for retirement savings.  With proper notice and approval by the Company, eligible employees may make elective deferral contributions of up to 75% of salary and 100% of annual cash incentives.  We make a matching contribution annually in the amount of 75% of the participant’s elective deferral up to a maximum amount of 8% of the participant’s base salary plus annual cash incentive received during the plan year. We also make a fixed contribution annually in the amount of 1.75% of the combined statutory net income of our insurance subsidiaries.  Elective deferrals, Company matching contributions, and the portion of the Company fixed contribution allocated to an eligible individual are credited to an account established for the individual.  To measure gains and losses, the accounts are treated as though invested in mutual funds selected by the participants.  Participants may change the mutual funds in which their accounts are notionally invested on a daily basis.  The balance of an individual’s account is distributed in a lump sum upon an employee’s termination of employment, or six months thereafter if required to comply with applicable tax law, or upon change in control.

Under the EICP, change in control is defined to mean a change in control event, as that term is used in Section 409A of the Internal Revenue Code.  Section 409A defines a change in control event to include a change in ownership, a change in effective control, or a change in the ownership of a substantial portion of assets.  A change in ownership of the corporation occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.  A change in effective control occurs on the date that, during any 12-month period, either (i) any person or group acquires stock possessing 30% of the voting power of the corporation, or (ii) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.  A change in ownership of a substantial portion of assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets.  The definition also contains exceptions that may cause a transaction or event meeting one of the foregoing definitions not to constitute a change in control event if the acquired or selling entity, or its shareholders, retains, directly or indirectly, a sufficient interest in the surviving or acquiring entity.

Potential Payments Upon Termination or Change in Control

As previously discussed, we have entered into employment agreements with each of the Named Executive Officers.  Certain provisions relating to termination of employment and change in control are common to each of the employment agreements.  These common provisions include, among other things, the following:

•

if the executive’s employment is terminated by us for a reason other than cause, material breach, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of our willful and material violation of the executive’s employment agreement or certain other agreements between the executive and us, then we must provide (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to the annual salary he would have received during the remaining term of his employment agreement; and (iii) life and health insurance benefits (but not disability insurance benefits) substantially similar to those the executive and any covered dependents were receiving immediately prior to the date of termination through the remaining portion of the term of his employment agreement (collectively, the “Severance Payment”);

•

if the executive’s employment is terminated by us for a reason other than cause, material breach, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of our willful and material violation of the executive’s employment agreement or certain other agreements between the executive and us, in each case, within three years after a change in control, then we must provide the greater of the Severance Payment or the following: (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to, for the CEO and CFO, three times, and for the remaining Named Executive Officers, two times, the sum of (1) the executive’s base salary in effect immediately prior to the date of termination and (2) the most recent annual bonus paid to the executive, and (iii) life and health insurance benefits for a three-year period after the date of termination (for the CEO and CFO) and for the two-year period after the date of termination (for the remaining Named Executive Officers);

•	the agreements contain non-competition and non-solicitation provisions; and
•	each executive has agreed not to disclose confidential information.

For purposes of these employment agreements,

•

Change in control is defined, in general terms, to mean the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly,  (ii)  a sale or transfer  of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders or (iii) a sale of a majority of the Company’s common shares, other than to an entity the majority of which is owned by our shareholders;

•

Cause means the executive’s (i) commission or conviction of any crime or criminal offense involving monies or other property or any felony; (ii) commission or conviction of fraud or embezzlement; (iii) uncured material and knowing violation of any obligations imposed upon him personally; or (iv) egregious misconduct involving serious moral turpitude;

•

Good reason means (i) a material reduction in the executive’s authority, perquisites, position, or responsibilities; (ii) relocation of our primary place of business or the executive to another office more than 75 miles from Boston, Massachusetts; or (iii) our willful and material violation of the employment agreement or any agreement between the executive and us; in each case that is uncured;

•

Material breach means the executive’s uncured (i) breach of any of his fiduciary duties to us or our shareholders or making of a willful misrepresentation or omission, in each case which would reasonably be expected to materially adversely affect our business, properties, assets, condition (financial or other) or prospects; (ii) willful, continual and material neglect or failure to discharge his duties, responsibilities or obligations; (iii) habitual drunkenness or substance abuse which materially interferes with the executive’s ability to discharge his duties, responsibilities or obligations; or (iv) willful and material violation of any non-competition, non-disparagement, or confidentiality agreement.

Omnibus Incentive Plan

Under the Omnibus Incentive Plan, upon a termination by the Company for a reason other than for cause or disability, all unvested shares of restricted stock which were not granted during the year of termination will vest.  Under the Omnibus Incentive Plan, "cause" means (i) the willful engaging by the participant in misconduct that is demonstrably injurious to the Company (monetarily or otherwise), as determined by the Board in its sole discretion, (ii) the participant’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, (iii) the participant’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the participant is subject, or (iv) the participant’s poor performance, as determined by reasonable business objectives, after written notice from the Company and a reasonable opportunity to correct such poor performance. If, while any award granted under the Omnibus Incentive Plan remains outstanding, a change in control of the Company occurs, then all restrictions on restricted stock awards will lapse.

Effective in March 2013, an amendment to the Omnibus Incentive Plan removed the requirement that all awards made after the date of the amendment vest upon a change in control (i.e. “single trigger” vesting), which gives the Compensation Committee the flexibility to grant awards that vest upon an award recipient’s termination of employment upon or following a change in control (i.e., “double trigger” vesting).

Under the Omnibus Incentive Plan, a change in control is defined, in general terms, to include the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly; (ii) a sale or transfer of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders; or (iii) a sale of a majority of the Company’s Common Shares, other than to an entity the majority of which is owned by our shareholders.

The following table sets forth the estimated incremental payments and benefits, beyond existing compensation and benefit entitlements described in this Proxy Statement that are not contingent upon a termination or change in control, payable to each NEO upon termination of his employment or a change in control of the Company, assuming that the triggering event occurred on December 31, 2015.  We have not included amounts that would be provided upon a termination of employment under contracts, agreements, plans or arrangements, such as our 401(k) plan or our vacation policy, to the extent they are available generally to all of our salaried employees and do not discriminate in scope, terms, or operation in favor of our executive officers.  Amounts shown below do not include amounts in the NEOs’ EICP deferred compensation accounts as of December 31, 2015.  Excise tax gross-up reimbursements were eliminated from the executive officers respective employment agreements in December 2012 and hence, are not included in the amounts shown below.

	Change in Control		Involuntary Termination
		Termination
		Without Cause			Resignation
	Without	or For Good	With	Without	For Good	Death or
Name	Termination (1)	Reason (2)	Cause (3)	Cause (4)	Reason (5)	Disability (6)
David F. Brussard	$3,683,980	$8,751,451	$215,182	$2,771,445	$860,727	$3,871,362
William J. Begley, Jr.	1,429,569	3,605,907	106,362	1,207,099	425,446	1,611,175
James D. Berry	1,203,399	2,280,149	85,154	991,973	340,615	1,351,114
David E, Krupa	765,275	1,648,707	67,262	659,816	269,046	884,321
George M. Murphy	1,465,052	2,739,344	93,662	1,177,384	374,646	1,626,338

(1)If there is a change in control but there is no termination of employment, the NEO would not be entitled to receive any incremental benefit under his respective employment agreement with the Company.  However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated.  Amounts in the “Without Termination” column above include the following:

Equity Awards. Under the Omnibus Incentive Plan, upon a change in control, any restrictions imposed upon restricted stock awards will lapse.  The estimated value as of December 31, 2015 of the previously granted  restricted stock awards that would have been accelerated for each NEO is as follows: Mr. Brussard - $3,010,635; Mr. Begley—$1,185,729;  Mr. Berry—$1,010,499; Mr. Krupa - $615,275; and  Mr. Murphy - $1,251,692.  The estimated value of restricted stock awards was calculated based upon the closing price of our common stock on December 31, 2015.

Annual Incentive. Under the Annual Performance Incentive Plan, upon a change in control, all performance objectives for the current Performance Period would be deemed to have been achieved at target levels of performance.  The amount payable to each NEO based upon such assumed performance as of December 31, 2015 would have been as follows: Mr. Brussard - $673,345; Mr. Begley - $243,840; Mr. Berry - $192,900; Mr. Krupa - $150,000; and Mr. Murphy - $213,360.

(2)In addition to the incremental payment amounts estimated upon a change in control without termination, if there is a change in control followed by termination by the Company for a reason other than cause, material breach, poor performance, death or disability or by the executive for good reason, the NEO would be entitled to incremental payments and benefits under his respective employment agreement with the Company.  Amounts in the “Termination Without Cause or For Good Reason” column include, in addition to the incremental payment amounts estimated upon a change in control without termination, the following:

Lump Sum Payments. The amount payable at three times annual base plus bonus for Mr. Brussard and Mr. Begley and at two times annual base plus bonus for the remaining NEOs would have been as follows: Mr. Brussard - $5,010,333; Mr. Begley - $2,119,200; Mr. Berry - $1,038,520; Mr. Krupa - $845,340 ; and Mr. Murphy - $1,236,200.

Life and Health Insurance Benefits. The NEOs are entitled to Company provided life and health benefits for three years after the termination date for Mr. Brussard and Mr. Begley and two years after the termination date for the remaining NEOs. The amounts are estimated as follows: Mr. Brussard - $57,138; Mr. Begley - $57,138; Mr. Berry - $38,230; Mr. Krupa - $38,092; and Mr. Murphy - $38,092.

(3)Amounts in this column reflect incremental amounts payable upon a termination of the NEO’s employment by the Company for cause or due to the NEO’s poor performance or material breach.  The estimated incremental payments shown in this column include three months of base salary and life and health benefits.  The three months’ of base salary and life and health benefits would be payable upon the Company’s termination of the NEO’s employment due to the NEO’s poor performance, but would not be payable upon the Company’s termination of the NEO’s employment with cause or due to his material breach.

(4)The estimated incremental payments shown in this column include the following incremental payments and benefits:

Lump Sum Payments. The amount payable equal to the annual base salary which would have been due under the remaining term of the NEOs employment contracts are as follows: Mr. Brussard - $841,681; Mr. Begley - $406,400; Mr. Berry - $321,500; Mr. Krupa - $250,000; and Mr. Murphy - $355,600.

Equity Awards. Under the Omnibus Incentive Plan, if the termination by the Company is for a reason other than cause, all unvested shares of restricted stock which were not granted during the year in which the termination occurs will vest.  The estimated value as of December 31, 2015 of the previously granted awards that would have  been  accelerated for each NEO is as follows: Mr. Brussard - $1,910,718; Mr. Begley - $781,653; Mr. Berry - $651,358; Mr. Krupa - $390,770; and Mr. Murphy - $802,738.  The estimated value of restricted stock awards was calculated based upon the closing price of our common stock on December 31, 2015.

Life and Health Insurance Benefits. The NEOs are entitled to Company provided life and health benefits equal to the benefits which would have been provided under the remaining term of their respective employment contracts. The amounts are estimated as of December 31, 2015 as follows: Mr. Brussard - $19,046; Mr. Begley - $19,046; Mr. Berry - $19,115; Mr. Krupa - $19,046; and Mr. Murphy - $19,046.

(5)The estimated payments shown in this column include the lump sum payments and life and health insurance benefits as shown in note (4).  Under the Omnibus Incentive Plan, if the termination by the NEO is for good reason, all unvested shares of restricted stock will be forfeited.  Hence, the amounts shown in this column do not include an incremental benefit related to equity awards.

(6)The estimated incremental payments shown in this column include a lump sum payment equal to 100% of the NEO’s base salary, Company provided life and health insurance benefits for one year, and the estimated value of all unvested restricted stock awards as of December 31, 2015 as shown in note (1).

DIRECTOR COMPENSATION

Our bylaws provide that at the discretion of the Board, the directors may be paid their expenses, if any, at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as a director.  Since we completed our initial public offering of common stock on November 27, 2002, directors who are employees have not received any compensation for serving as directors and directors who were not our employees have received an annual retainer paid in quarterly installments.  In 2015, the annual director fees were increased from $60,000 annually per non-management director to $75,000 annually per non-management director.  Director fees also include an additional $10,000 annually to the Chairman of the Audit Committee, an additional $5,000 annually to the Chairman of our Compensation Committee, the Chairman of our Nominating and Governance Committee, and the Chairman of our Investment Committee.

On February 24, 2015, the Compensation Committee approved grants of 1,000 shares of restricted stock to each of our non-employee directors effective on such dates.  Board of Director members  must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

The following table sets forth the fees paid to the non-employee members of the Board for services provided in 2015.

	Fees Earned
	or Paid in	Stock	All Other
Name (1)	Cash	Awards (2)	Compensation	Total
A. Richard Caputo, Jr.	$76,250	$61,680	$-	$137,930
Frederic H. Lindeberg	76,250	$61,680	-	137,930
Peter J. Manning	81,250	$61,680	-	142,930
David K. McKown	76,250	$61,680	-	137,930

(1)	David F. Brussard, Chairman of the Board and our president and CEO is not included in this table as he is also an employee and receives no separate compensation for service on our Board.
(2)

The amounts in this column represent 1,000 shares granted to each Director multiplied by $61.68, the closing price of the stock on February 24, 2015, the date of the grant.  As of December 31, 2015, no directors who are not our employees held unvested stock awards or unexercised stock options.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting process, and is more fully described in its charter which the Board and the Audit Committee have adopted and is included as Appendix A to this Proxy Statement.

Each member of the Audit Committee satisfies the definition of an “independent director” as established by Rule 4200 of the NASDAQ Marketplace Rules.  The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over the accounting and financial reporting process.  PwC is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to express an opinion on the financial statements and on the Company's internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2015, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management and PwC;
•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;
•

received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent auditors their independence;

•	met and held discussions with the head of the Company’s internal audit group; and
•	reviewed our written charter and practices and determined that they meet the applicable requirements of the NASDAQ Marketplace Rules and the SEC.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, and be filed with the SEC.

Respectfully submitted,
PETER J. MANNING, CHAIRMAN
FREDERIC H. LINDEBERG
DAVID K. MCKOWN

The above report of the Audit  Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of April 1, 2016 with respect to the beneficial ownership of shares of common stock by the following individuals: (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of such stock; (b) each of our directors and director nominees; (c) each of our Named Executive Officers; and (d) all of our directors, director nominees and executive officers as a group.  Except as stated below, each holder listed below has sole or shared investment and/or voting power with respect to the shares of common stock beneficially owned by the holder, subject to community property laws where applicable.  The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

	Amount of Shares	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned	Class (%) (8)
(a) Security ownership of certain beneficial owners:
SRB Corporation (1)	1,444,765	9.5%
125 High Street
Boston, MA 02110
BlackRock, Inc. (2)	1,387,050	9.2%
40 East 52nd Street
New York, New York 10022
Dimensional Fund Advisors LP (3)	1,240,187	8.2%
6300 Bee Cave Road
Austin, Texas 78746
T. Rowe Price Associates, Inc. (4)	1,142,855	7.5%
100 E. Pratt Street,
Baltimore, Maryland 21202
The Vanguard Group (5)	1,064,591	7%
100 Vanguard Blvd
Malvern, PA 19355
(b) Security ownership of directors and director nominee:
David F. Brussard	401,066	2.6%
A. Richard Caputo, Jr. (6)	173,130	1.1%
George M. Murphy *	61,828	0.4%
Frederic H. Lindeberg*	23,000	0.2%
David K. McKown	7,500	—%
Peter J. Manning	6,500	—%
(c) Security ownership of Named Executive Officers:
David F. Brussard	401,066	2.6%
William J. Begley, Jr.	97,294	0.6%
David E. Krupa	95,093	0.6%
George M. Murphy *	61,828	0.4%
James D. Berry	31,191	0.2%
(d) All directors, director nominee and executive officers as a group (13 persons)	942,962	6.2%

*Nominee for director.

(1)Based on Schedule 13G, dated February 12, 2016, filed by SRB Corporation which states shared voting power and shared  dispositive power over 1,444,765 shares.

(2)Based on Schedule 13G, dated January 22, 2016 filed by Black Rock, Inc. which states sole voting power over 1,349,414 shares and sole dispositive power over 1,387,050 shares.

(3)Based on Schedule 13G, dated February 9, 2016, filed by Dimensional Fund Advisors LP which states sole voting power over 1,201,292 shares and sole dispositive power over 1,240,187 shares.

(4)Based on Schedule 13G, dated February 16, 2016, filed by T. Rowe Price Associates, Inc. which states sole voting power over 205,330 shares and  sole dispositive power over 1,142,855 shares.

(5)Based on Schedule 13G, dated February 10, 2016, filed by The Vanguard Group which states sole voting power over 19,025 shares, shared voting power over 2,100 shares, sole dispositive power over 1,044,366 shares  and shared dispositive power over  20,225 shares.

(6)Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P., the private investment firm that with management conducted the acquisition of the Company in October 2001.

(7)Percentage of class refers to percentages of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 15,158,327 shares of common stock outstanding and eligible to vote on the Record Date.

The mailing address of each director, director nominee, and executive officer shown above is c/o Safety Insurance Group, Inc., 20 Custom House Street, Boston, MA  02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities, if any.  Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of David K. McKown (Chairman), Frederic H. Lindeberg and Peter J. Manning, who are three independent non-employee directors who have no “interlocking” relationships as defined by the SEC, or other relationships with us that would call into question their independence as a member of the Compensation Committee.  During fiscal year 2015, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates of The Jordan Company, LP.

Mr. A. Richard Caputo, Jr., a member of the Company’s Board of Directors and the Chairman of its Investment Committee, is a principal of The Jordan Company, LP (“Jordan”).  In 2012, the Company participated as a lender in two loans made by syndicates of lenders to a portfolio company in which funds managed by Jordan are controlling or a significant investor.  The first loan, made to Vantage Specialties, Inc., currently bears interest at a rate of 5.00% per annum and matures in February 2019.  The Company’s participation in the loan is $1,405,000 at December 31, 2015. The loan amortizes in equal quarterly installments of 0.25% of the principal amount per quarter. The second loan, made to ARCAS Automotive (formerly known as Sequa Auto), was disposed of in 2014.    The Company made the loans on the same terms as the other lenders participating in the syndicate.  The loans were subject to the approval of the Company’s full Investment Committee.

Review and Approval of Related Party Transactions

We have adopted and maintain a code of business conduct and ethics that applies to all directors, executive officers and employees.  The code covers matters that we believe are supportive of high standards of ethical business conduct, including those regarding legal compliance, conflicts of interest, insider trading, maintenance of corporate books and records, gifts and entertainment, political contributions, confidentiality, public communications, special obligations applicable to our CFO and members of the audit committee, and standards and procedures for compliance with the code.  Among other things, the code covers all transactions required to be disclosed in this related party transactions section of the proxy statement.  The code can be found on our website at www.SafetyInsurance.com.  Shareholders may also obtain a copy of the code by writing to the Office of Investor Relations at the address set forth under "Available Information."

The code does not distinguish between potential conflict of interest transactions involving directors or executive officers and those involving other employees.  It notes that all covered persons shall be responsible for the enforcement of the policies set forth in the code and will be held accountable for any violations of the code.  Any of our officers or employees having any information or knowledge regarding any transaction or activity prohibited by the code shall promptly report the same to our CFO, who shall review and determine whether to approve of potential conflicts of interest for employees.  Review and approval of potential conflicts of interests of officers and directors shall be made by the audit committee of our board of directors.

The code does not expressly set forth the standards that would be applied in reviewing, approving or ratifying transactions in which our directors, executive officers or 5% stockholders have a material interest.  We expect that in connection with the review, approval or ratification of any such transaction, our CFO and audit committee will be provided with all material information then available regarding the transaction, the nature and extent of the director’s, executive officer’s or 5% stockholder’s interest in the transaction, and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources.  We expect that any such transaction would be approved or ratified only if our CFO or audit committee, as applicable, concluded in good faith that it was in our interest to proceed with it.  We expect that pre-approval will be sought for any such transaction when practicable, and when pre-approval is not obtained, that any such transaction will be submitted for ratification as promptly as practicable.

OTHER MATTERS

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 30170 College Station, TX 77843-3170, Tel. 1‑781‑575‑2879, www.computershare.com/investor, has been appointed as Inspectors of Election for the Company’s 2016 Annual Meeting.  Representatives of Computershare will attend the 2016 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Delivery of Documents to Shareholders Sharing an Address

We have adopted a procedure approved by the SEC, called “householding.”  Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.  Shareholders who participate in householding will continue to receive separate proxy cards.  Also, householding will not in any way affect dividend check mailings.  If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 43023, Providence, RI 02940‑3078; by telephone: 1‑781‑575‑2879).  If you participate in householding and wish to receive a separate copy of the 2015 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact Computershare as indicated above.  Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.  The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to Our Shareholders, or Proxy Statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

Available Information

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934.  In accordance therewith, the Company files reports, proxy statements and other information with the SEC. The Company will provide to any shareholder, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed with the SEC. Written, telephone, fax or e-mail requests should be directed to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston, MA 02110, Tel: 877‑951‑2522, Fax: 617‑603‑4837, or e-Mail to InvestorRelations@SafetyInsurance.com. These documents are also made available on the Company’s website, www.SafetyInsurance.com, as soon as reasonably practicable after each SEC Report is filed with or furnished to the SEC.

Shareholder Proposals for the Annual Meeting of Shareholders

Any shareholder proposals intended to be presented at our 2017 Annual Meeting and considered for inclusion in our proxy materials must be received by December 20, 2016.  Any shareholder proposals intended to be presented at our 2017 Annual Meeting and not included in our proxy materials must comply with the advance notice provisions in Article II, Section 2 and Article III, Section 1 of our bylaws.  Notices must be received by December 20, 2016.  In addition, shareholders who wish to nominate directors for election or make other proposals must comply with the procedures described in our bylaws.  All shareholder proposals should be directed to our Secretary, William J. Begley, Jr., at our address listed on page 1 of this Proxy Statement.

By Order of the Board of Directors,

WILLIAM J. BEGLEY, JR.
Vice President, Chief Financial Officer and Secretary

APPENDIX A

Safety Insurance Group, Inc.

AUDIT COMMITTEE CHARTER

As approved by the Audit Committee and Board of Directors on May 16, 2013

This Charter (this “Charter’) of the Audit Committee has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc (the “Company”).

I. General Statement of Purpose

The Audit Committee of the Board of the Company assists the Board in general oversight and monitoring of: (i) the integrity and audits of financial statements of the Company; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the accounting and financial reporting processes of the Company; and (v) the Company’s procedures for compliance with legal and regulatory requirements.

II. Audit Committee Composition

The Audit Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as may be modified or supplemented, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and any applicable requirements of state law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet and statements of operations, comprehensive income and cash flows, and to the extent required, at least one member shall be an “Audit Committee Financial Expert” as such term is defined by the Commission.

The members of the Audit Committee shall be elected by the Board and shall continue to serve as such until the next annual meeting of the Board or until their respective successors are designated. Any vacancy that might arise in the membership of the Audit Committee shall be filled by appointment of the Board.

III. Meetings

The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee will record the actions taken at such meetings and will report to the Board with respect to its meetings.

IV. Responsibilities and Authority

The Audit Committee shall have the sole authority to appoint, replace, determine funding for, and oversee the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company.  The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing and review services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable rules and regulations.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall be responsible for (i) ensuring its receipt of a formal written statement delineating all relationships between the independent auditor and the Company from the independent auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented; (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V. Audit Committee Principal Processes

The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

A.   Financial Statement and Disclosure

1.    Review and discuss with management and the independent auditor the annual earnings release and annual audited financial statements, including disclosures made in management’s discussion and analysis.

2.    Review and discuss with management and the independent auditor the Company’s quarterly earnings releases and quarterly financial statements prior to the filing of its Form 10‑Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss quarterly reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.    Review management’s conclusions about the Company’s disclosure controls and procedures.

6.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.    Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10‑K and Form 10‑Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B.   Oversight of the Company’s Relationship with the Independent Auditor

1.    Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

2.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

C.   Oversight of the Company’s Internal Audit Function

1.    Review the appointment and replacement of the senior internal auditing executive.

2.    Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.    Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D.   Oversight of the Company’s Risk Management Process

1.    Assist the Board in fulfilling its risk oversight responsibilities.

2.    Review and approve the Company’s overall risk level.

3.    Review the risk register evidencing the Company’s risk environment.

4.    Monitor the effectiveness of the risk treatment activities in place

5.    Review and approve the Company’s risk management program and supporting policies and procedures.

VI. Annual Evaluation

The Audit Committee shall review and reassess this Charter on an annual basis.

VII. Limitation of Audit Committee’s Role

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles or the rules of the Commission. Such responsibilities are the duty of management and the independent auditor.

APPENDIX B

Safety Insurance Group, Inc.

COMPENSATION COMMITTEE CHARTER

As approved by the Compensation Committee and the Board of Directors on March 27, 2013

This Charter (this “Charter”) of the Compensation Committee (the “Committee”) has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”).

I.    General Statement of Purpose

The Committee shall assist in fulfilling the Board’s oversight responsibilities relating to compensation including, but not limited to: (i) reviewing and making recommendations to the Board on the Company’s compensation practices and policies; (ii) determining or recommending to the Board for determination, the salaries and incentive compensation of the Chief Executive Officer and all other executive officers; and (iii) administering and interpreting the Company’s equity-based plans. The Committee shall also prepare the report required to be included in the Company’s annual proxy statements pursuant to the rules promulgated by the United States Securities and Exchange Commission.

II.    Responsibilities and Authority

In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

a.The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of the Chief Executive Officer. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation.

b.The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of any executive officer of the Company. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the annual compensation, including salary, bonus, incentive and equity compensation of such executive officers.

c.To consider and take actions with respect to adoption, amendment, administration or termination of long-term incentive plans, equity/stock plans (subject to paragraph d below), retirement or pension plans, and other plans related to compensation of current and former employees of the Company.

d.To review the terms and conditions of compensation and incentive plans, evaluate the performance of compensation and incentive plans, and approve, and recommend to the Board for its approval, the initial adoption of any equity-based plans and any material modifications to such plans (such as an increase in the number of shares of the Company’s common stock available for grant thereunder) as the Committee deems appropriate.

e.To recommend to the Board the compensation of outside directors.

f.To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

g.To exercise such additional powers as may be reasonably necessary, in the Committee’s discretion, to fulfill its responsibilities hereunder.

III.    Outside Advisors

The Committee, acting by majority vote, shall have the sole authority to retain and terminate compensation consultants to assist in the evaluation of Chief Executive Officer or executive officer compensation, including sole authority to approve such consultants’ fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting or other advisors to assist the Committee in fulfilling its responsibilities hereunder. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee.

To the extent required under NASDAQ Listing Rule 5605(d), the Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the following factors:

a.the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

b. the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

c.the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

d.any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;

e.any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and

f.any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

IV.    Annual Evaluation

The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V.    Membership

The Committee shall consist of no fewer than two (2) members of Board, as determined by the Board.  Each Committee member shall meet the independence requirements of the Marketplace Rules promulgated by the Financial Industry Regulatory Authority, Inc., as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations.

Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Nominating and Corporate Governance Committee. The Committee members may be removed, with or without cause, by a majority vote of the Board.

VI.    Chairman

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties.

VII.    Meetings

The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

The Committee may invite to, or exclude from, its meetings any individual it deems appropriate in order to carry out its responsibilities. However, the Chief Executive Officer may not be present during voting or deliberations on his or her compensation.

APPENDIX C

Safety Insurance Group, Inc.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

As approved by the Nominating and Governance Committee on March 8, 2005 and the Board of Directors on March 10, 2005

This Charter (this “Charter”) of the Nominating and Governance Committee (the “Committee”) has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”).

I. General Statement of Purpose

The Committee shall assist the Board in identifying individuals qualified to become Board members, recommend director-nominees to the Board for annual shareholders’ meetings, take a leadership role in shaping the Company’s corporate governance and oversee the evaluation of the Board, management and the Board committees.

II. Responsibilities and Authority

In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

1.	To lead the search for individuals qualified to become Board members to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board.
2.

To develop and recommend to the Board for its approval a policy regarding director nominees recommended by shareholders, including the procedures to be followed by shareholders in submitting such recommendations. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

3.

To develop a process for identifying and evaluating director nominees. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

4.	To conduct all necessary and appropriate inquiries into the background and qualifications of each possible director nominee.
5.	To make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO.
6.

To develop a process for shareholders of the Company to send communications to the Board. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

7.	To develop and recommend to the Board for its approval a policy regarding Board members’ attendance at annual meetings. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

8.	To review written communications from shareholders concerning the Company’s annual general meeting and governance process and make recommendations to the Board as necessary.
9.	To annually review and reassess the adequacy of the Company’s Code of Business Conduct and recommend changes to the Board as necessary.
10.

To review requests from directors and executive officers of the Company for waivers from the Company’s Code of Business Conduct, to make recommendations to the Board concerning such requests, and to review any required disclosures relating to such waivers.

11.	To review and approve all related-party transactions, as such term is defined in the NASDAQ Marketplace Rules.
12.	To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.
13.	To exercise such additional powers as may be reasonably necessary, in the Committee’s discretion, to fulfill its responsibilities hereunder.

III. Outside Advisors

The Committee, acting by majority vote, shall have sole authority to retain and terminate any search firm employed to identify director nominees, including sole authority to approve the search firm’s fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting, or other advisors to assist the Committee in fulfilling its responsibilities hereunder.

IV. Annual Evaluation

The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V. Membership

The Committee shall consist of no fewer than two (2) directors, as determined by the Board. Each Committee member shall meet the independence requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations. The Committee members shall be appointed annually, and may be removed, with or without cause, by a majority vote of the Board.

VI. Chairman

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add  topics to the agenda, and cast a vote to resolve any ties.

VII. Meetings

The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

APPENDIX D

Management Omnibus Incentive Plan, as Amended

ARTICLE 1

Establishment, Objectives, and Duration

1.1Establishment of the Plan.  Safety Insurance Group, Inc., a corporation organized and existing under Delaware law (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended" (hereinafter referred to as the "Plan"), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

The Plan first became effective when approved by the Board on June 25, 2002.  The Plan, as amended, will become effective on May 19, 2006 if it is approved by the stockholders at the 2006 annual meeting.  The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2Objectives of the Plan.  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3Duration of the Plan.  The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

2.1"Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls or is controlled by the Company.

2.2"Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or Restricted Stock.

2.3"Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

2.4"Board" means the Board of Directors of the Company.

2.5"Cause" means (i) the willful engaging by the Participant in misconduct that is demonstrably injurious to the Company (monetarily or otherwise), as determined by the Board in its sole discretion, (ii) the Participant's conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, (iii) the Participant's violation of any confidentiality, non-solicitation, or non-competition covenant to which the Participant is subject, or (iv) the Participant's poor performance, as determined by the Board, based on reasonable business objectives, after written notice from the Company and a reasonable opportunity to correct such poor performance.

2.6"Change in Control" will be deemed to have occurred as of the first day any of the following events occurs:

(a.)the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving Person in such transaction immediately after such closing;

(b.)the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring Person in which the holders of Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring Person immediately after such closing; or

(c.)the closing of any sale by the holders of Shares of an amount of Shares that equals or exceeds a majority of the Shares immediately prior to such closing to a Person in which the holders of the Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such Person immediately after such closing.

2.7"Code" means the Internal Revenue Code of 19986, as amended from time to time.

2.8"Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.9"Company" means Safety Insurance Group, Inc., a corporation organized and existing under Delaware law, and any successor thereto as provided in Article 19 herein.

2.10"Consultant" means an independent contractor who is performing consulting services for one or more entities in the Group and who is not an employee of any entity in the Group.

2.11"Director" means a member of the Board or a member of the board of directors of an Affiliate.

2.12"Disability" shall have the meaning ascribed to such term in the long-term disability plan maintained by the Company, or if no such plan exists, at the discretion of the Committee.

2.13"Employee" means any employee of the Group, including any employees who are also Directors.  Nonemployee Directors and Consultants shall not be considered Employees under this Plan.

2.14"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.16"Fair Market Value" shall be determined in good faith by the Committee.

2.17"Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18"Good Reason" means, with respect to an Employee, (a) a material reduction in an Employee's authority, perquisites, position or responsibilities (other than such a reduction in perquisites which affects all of the Company's senior executives on a substantially equal or proportionate basis), (b) the relocation of the Employee's primary place of business or the relocation of the Employee to another Company (or Affiliate) office more than 75 miles from the location of the Employee's principal office, or, if applicable, (c) the Employee's employer's willful, material violation of its obligations under his or her employment agreement, in each case, after 60 days prior written notice to the Employee's employer and its board of directors and the Employee's employer's failure thereafter to cure such reduction or violation.

2.19"Group" means the Company and the Affiliates.

2.20"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option intended to meet the requirements of Code Section 422.

2.21"Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.22"Nonemployee Director" shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

2.23"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.24"Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.25"Outside Director" shall have the meaning ascribed to such term under the regulations promulgated with respect to Code Section 162(m).

2.26"Participant" means a current or former Employee, Director, or Consultant who has outstanding an Award granted under the Plan.

2.27"Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.28"Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.29"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group," as defined in Section 13(d) thereof.

2.30"Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

2.31"Shares" means the shares of common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.2 herein.

2.32"Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.33"Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein.

2.34"Termination of Service" means, if an Employee, termination of employment with all entities in the Group, if a Director, termination of service on the Board and the board of directors of any Affiliate, as applicable, and if a Consultant, termination of the consulting relationship with all entities in the Group.

ARTICLE 3

Administration

3.1The Committee.  The Plan shall be administered by the Committee.  To the extent the Company deems it to be necessary or desirable with respect to any Awards made hereunder, the members of the Committee may be limited to Nonemployee Directors or Outside Directors, who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2Authority of the Committee.  Except as limited by law or by the Articles of Incorporation or the By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select the persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Participants; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Participants.  As permitted by law, the Committee may delegate its authority as identified herein.

3.3Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Affiliates, Participants, and their estates and beneficiaries.

ARTICLE 4

Shares Subject to the Plan and Maximum Awards

4.1Number of Shares Available for Grants.

a.Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,500,000.  Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan.  Shares withheld from an Award of Restricted Stock to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan.  Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.  Shares that are withheld to satisfy the Exercise Price of an Option or tax withholding obligations related to an Option or SAR shall not be deemed to be Shares issued under the Plan.

Unless the Committee determines that Code Section 162(m) will not apply to an Award, or that an Award should not be designed to comply with the Performance-Based Exception, the following limitations shall apply to grants of Awards under the Plan:

(i.)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one calendar year to any one Participant shall be 1,250,000;
(ii.)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one calendar year to any one Participant shall be 1,250,000; and
(iii.)	Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one calendar year to any one Participant shall be 1,250,000.

4.2Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of Shares which may be delivered pursuant to Section 4.1, to the number, kind and/or price of Shares subject to outstanding Awards granted under the Plan, and to the individual Award limitations set forth in subsections 4.1(b)(1) through 4.1(b)(3), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be rounded to the nearest whole number, with one-half (½) of a Share rounded up to the next whole number.

ARTICLE 5

Eligibility and Participation

5.1Eligibility.  Persons eligible to participate in this Plan include all Employees, Directors and Consultants of the Group, as determined by the Committee.

5.2Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

Options

6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article 4 herein), and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided, however, that ISOs may be granted only to Employees.

6.2Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.  The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3Exercise Price.  The Exercise Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.  However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, the Exercise Price for each grant of an Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.  The Exercise Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

6.4Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.  However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted or such shorter term as the Committee may determine.

6.5Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6Payment.

a.Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

b.The Exercise Price of any Option shall be payable to the Company in full (i) in cash or its equivalent, (ii) if permitted by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares, other than Shares purchased by the Participant on the open market, must have been held by the Participant for at least six (6) months prior to their tender), or (iii) by a combination of (i) and (ii).

c.If the Company's shares are publicly traded, an Option may be exercised by means of a cashless exercise with the assistance of a broker or by any other means permitted by the Committee in accordance with such terms and conditions as the Committee, in its sole discretion, shall determine to be consistent with the Plan's purpose and applicable law.

d.Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise of an Option, provisions for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a Share certificate or certificates in an appropriate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.7Nontransferability of Options.

a.Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, during the lifetime of a Participant, all ISOs granted to such Participant under the Plan shall be exercisable only by such Participant.

b.Nonqualified Stock Options.  Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement, during the lifetime of a Participant, all NQSOs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 7

Stock Appreciation Rights

7.1Grant of SARs.

a.Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

b.The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

c.The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.  The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

7.2Exercise of Tandem SARs.

a.Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

b.Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5Term of SARs.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a.the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

b.the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7Nontransferability of SARs.  Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement, during the lifetime of a Participant, all SARs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 8

Restricted Stock

8.1Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.  During the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant.

8.4Restrictions.

a.Subject to the terms hereof, the Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as are set forth in the Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

b.The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

c.Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5Voting Rights.  During the Period of Restriction, subject to any limitations imposed under the By-laws of the Company, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6Dividends and Other Distributions.  Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may receive or be credited with regular dividends paid with respect to the underlying Shares while they are so held.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate and as are set forth in the Award Agreement.  Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock awarded to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

ARTICLE 9

Termination of Service

Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise Options and SARs, and receive unvested Shares of Restricted Stock, following Termination of Service with the Group.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service; provided, however, that the following shall automatically apply to the extent different provisions are not set forth in a Participant's Award Agreement:

a.If the Termination of Service is by the Company for Cause, by a Nonemployee Director or Consultant for any reason, or by an Employee without Good Reason, all previously unexercised Options and SARs shall expire and all unvested Restricted Stock shall be forfeited upon the date of Termination of Service.

b.If the Participant is an Employee and the Termination of Service is by the Participant for Good Reason, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant's Termination of Service and all unvested Restricted Stock shall be forfeited as of such date.

c.If the Termination of Service is a result of the Participant's death or Disability, all previously unexercised Options and SARs may be exercised for a period of 12 months after the date of the Participant's Termination of Service and all unvested Restricted Stock shall vest.

d.If the Termination of Service is by the Company for any reason other than Cause or the Participant's Disability, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant's Termination of Service and all unvested Restricted Stock which was not granted during the year in which such Termination of Service occurs shall vest.  Any Restricted Stock granted during the year of Termination of Service shall be forfeited.

ARTICLE 10

Restrictions on Shares

All Shares acquired pursuant Awards granted hereunder, and Participants' right to exercise Options and SARS and/or receive Shares upon exercise or vesting of an Award, shall be subject to all applicable restrictions contained in the Company's By-laws, shareholders agreement or insider trading policy, and any other restrictions imposed by the Committee, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

ARTICLE 11

Performance Measures

If Awards under the Plan are subject to Code Section 162(m) and the Committee determines that such Awards should be designed to comply with the Performance-Based Exception, the performance measure(s), the attainment of which determine the degree of payout and/or vesting, to be used for purposes of such Awards shall be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth, total shareholder return, or such other performance measures as are approved by the Committee and the Company's shareholders.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax laws change to permit the Committee to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

ARTICLE 12

Beneficiary Designation

Subject to the terms and conditions of the Plan and applicable Award Agreement, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing during the Participant's lifetime with the party chosen by the Company, from time to time, to administer the Plan.  In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 13

Rights of Participants

13.1       Continued Service.  Nothing in the Plan shall:

a.	interfere with or limit in any way the right of the Company to terminate any Participant's employment, service as a Director, or service as a Consultant with the Group at any time, or
b.	confer upon any Participant any right to continue in the service of any member of the Group as an Employee, Director or Consultant.

13.2       Participation.  Participation is determined by the Committee. No person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

Change in Control

14.1       Treatment of Outstanding Awards.  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

a.	any and all Options and SARs granted hereunder shall become immediately exercisable; and
b.	any restriction periods and restrictions imposed on Restricted Stock shall lapse.

14.2       Termination, Amendment, and Modifications of Change-in-Control Provisions.  Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, that the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15

Amendment, Modification, and Termination

15.1Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award hereunder in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon; provided further that no such shall alteration, amendment, suspension or termination shall adversely affect any Award hereunder without the consent of the Participant to whom such Award shall have been made.

15.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements, if applicable, of Code Section 162(m), as amended from time to time.

15.3Compliance with Code Section 162(m).  At all times when Code Section 162(m) is applicable, all Awards granted under this Plan to Named Executive Officers, or to Participants who will likely become Named Executive Officers at the time of vesting or payment, shall be awarded and administered to comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired.  In addition, if changes are made to Code Section 162(m) or the regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16

Withholding

16.1Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (in cash or Shares) sufficient to satisfy any taxes required by federal, state, or local law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2Share Withholding.  Participants may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement by having the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory total tax withholding rate (or such other rate that will not result in a negative accounting impact).  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

Legal Construction

19.1Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to, and may be made contingent upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

19.5Code Section 409A Compliance.  To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A").  Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Safety Insurance Group, Inc.

2002 Management Omnibus Incentive Plan, as Amended

Amendment

This Amendment (this “Amendment”) to the 2002 Management Omnibus Incentive Plan, as amended (the “Plan”) is adopted as of December 31, 2008 by the Board of Directors of Safety Insurance Group, Inc. (the “Company”).

WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of December31, 2008, as follows:

1.Section 2.16 shall be deleted in its entirety and replaced with the following:

“Fair Market Value” shall mean (i) if the Shares are traded on any established stock exchange or traded on a national market system, the closing price on the trading day of the grant of the Awards or (ii) if the Shares are not traded on any established stock exchange or traded on a national market system, in accordance with a valuation methodology approved in good faith by the Committee and in compliance with Section 409A of the Code and the regulations issued thereunder.

2.Section 19.5 shall be deleted in its entirety and replaced with the following:

“Code Section 409A Compliance.  To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.”

3.Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

Safety Insurance Group, Inc.

2002 Management Omnibus Incentive Plan, as Amended

Amendment

This Amendment (the “Amendment”) to the 2002 Management Omnibus Incentive Plan, as amended (the “Plan”), effective as of August 4, 2010, is made by the Board of Directors of Safety Insurance Group, Inc. (the “Company”).

WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan so that it will have discretion to provide exceptions to the general prohibition on transferability of restricted stock awards granted under the Plan.

NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of August 4, 2010, as follows:

1.The second paragraph of Section 1.1 shall be deleted in its entirety and     replaced with the following:

“The Plan first became effective when approved by the Board on June 25, 2002.  The Plan was amended on May 19, 2006, and approved by stockholders at the 2006 annual meeting.  The Plan was subsequently amended on December 31, 2008 and August 4, 2010.  The Plan shall remain in effect as provided in Section 1.3 hereof.”

2.Section 8.3 shall be deleted in its entirety and replaced with the following:

“Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.  Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, during the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant.”

3.Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

APPENDIX E

Safety Insurance Group, Inc.

ANNUAL PERFORMANCE INCENTIVE PLAN

Section 1.  Establishment and Purpose

Safety Insurance Group, Inc. (hereinafter referred to as the “Company”) hereby establishes a short-term incentive compensation plan to be known as the “Safety Insurance Group, Inc. Annual Performance Incentive Plan” (hereinafter referred to as the “Plan”).

The purpose of the Plan is to provide designated key executive employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company.  Awards payable under the Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

Section 2.  Definitions

Unless the context requires otherwise, the following words, when capitalized, shall have the meanings ascribed below:

(a)“Board” means the Board of Directors of the Company.

(b)“Code” means the Internal Revenue Code of 1986, as amended.

(c)“Committee” means the Compensation Committee of the Board of Directors.

(d)“Company” means Safety Insurance Group, Inc.

(e)“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(f)“Participant” means (i) each Covered Employee and (ii) each other executive officer selected by the Committee to participate in the Plan.

(g)“Performance Period” means the fiscal year of the Company or such other periods as may be designated by the Committee.

(h)“Plan” means the Safety Insurance Group, Inc. Annual Performance Incentive Plan, as may be amended from time to time.

(i)“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

Section 3.  Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors.  The Committee shall have responsibility to construe and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m) of the Code.  The Committee shall establish the performance objectives for any Performance Period in accordance with Section 5 and certify whether such performance objectives have been achieved.  Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code) be within the Committee's absolute discretion and shall be conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable to assist with the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent.  All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.  No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

Section 4.  Eligibility

Eligibility under the Plan is limited to Participants designated by the Committee, in its sole and absolute discretion.  In addition to Covered Employees, the Committee may designate as a Participant in the Plan any "executive officer" of the Company, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934.  Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan.

Section 5.  Determination of Incentive Awards

(a)

Designation of Participants, Performance Period and Performance Criteria.  On or before the end of the first 90 days of each Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall select the Participants to whom incentive awards shall be granted, designate the applicable Performance Period, establish the Target Incentive Bonus for each Participant, and establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for such Performance Period.  Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee:

(i)net income,

(ii)earnings before income taxes,

(iii)earnings per share,

(iv)return on shareholders equity,

(v)expense management,

(vi)profitability of an identifiable business unit or product,

(vii)ratio of claims to revenues,

(viii)revenue growth,

(ix)earnings growth,

(x)total shareholder return,

(xi)cash flow,

(xii)return on assets,

(xiii)pretax operating income,

(xiv)net economic profit (operating earnings minus a charge for capital),

(xv)customer satisfaction,

(xvi)agency satisfaction,

(xvii)employee satisfaction,

(xviii)quality of services,

(xix)strategic innovation, or

(xx)any combination of the foregoing.

(b)

Target Incentive Bonus.  Each Participant will have an incentive award opportunity (the "Target Incentive Bonus") that will be based on achieving the target performance objectives established by the Committee.  The Target Incentive Bonus will be a percentage of the Participant's annual salary at the end of the Performance Period.  If the performance objectives established by the Committee are met at the target level, the Participant will receive an incentive award equal to 100% of the Target Incentive Bonus.

(c)

Range of Incentive Payouts.  The incentive awards under this Plan can range between 50% and 150% of the Target Incentive Bonus; provided, however, that the maximum incentive award that may be paid to a Participant for any calendar year shall not exceed $1,200,000.  This range will be associated with the actual performance achieved by the Participant and the Company as reviewed and approved by the Committee.

(d)

Determination of Performance.  The Participant will have a portion of his or her award linked to the financial and business performance of the Company and a portion linked to his or her individual performance and/or the performance of his or her corresponding business unit.  The weighting and goals will be established by the Committee pursuant to Section 5(a) above; provided, however, that except with respect to award opportunities for the Chief Executive Officer (the "CEO") of the Company, the Committee may receive input from the CEO with respect to the foregoing.

(e)

Committee Certification and Approval of Awards.  As soon as reasonably practicable after the end of each Performance Period, the Committee will (i) determine whether the performance objectives for the Performance Period have been satisfied, (ii) determine the amount of the incentive award to be paid to each Participant for such Performance Period and (iii) certify such determination in writing.  If the individual or Company does not meet the minimum performance requirements, the Participant will receive no incentive award for the specified Performance Period.

(f)

Committee Discretion.  Notwithstanding the foregoing, with respect to a Participant who is a Covered Employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5.  In addition, with respect to a Participant who is not a Covered Employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5.

(g)

Methodology for Determinations.  In making a determination under any part of this Section 5, the Committee shall give consideration to such factors as it deems appropriate, including, without limitation, the degree to which the established performance objectives have been obtained and whether the Participant has materially contributed to the overall results of the Company.  To assist in making such determinations, the Committee may seek input from the CEO (except with respect to the CEO's own award) and may request such other advice and recommendations as it deems appropriate.

Section 6.  Payment of Incentive Awards

(a)

General Rule.  Except as otherwise expressly provided hereunder, payment of any incentive amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained.  Any such payments shall be made in cash or, at the discretion of the Committee, in an equivalent value of shares of common stock of the Company.

(b)

Voluntary Deferral.  Notwithstanding Section 6(a), the Committee may permit a Participant to defer all or a portion of an incentive award otherwise payable pursuant to the Participant's timely and validly made election made in accordance with such terms as the Company, the Board or committee thereof may determine.

(c)

Change in Control.  Upon the occurrence of a Change in Control (as such term is defined in a Participant's employment agreement with the Company, or in the absence of such agreement, in the Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended from time to time), all performance objectives for the then current Performance Period shall be deemed to have been achieved at target levels of performance and the Committee shall cause each Participant to be paid an amount in cash based on such assumed performance prorated for the Performance Period as soon as practicable but in no event later than 30 business days following the occurrence of such Change in Control.

Section 7.  Termination of Employment

Unless otherwise determined by the Committee, a Participant shall have no right to an incentive award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such award relates.

Section 8. Amendment or Termination of the Plan

The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the

Company to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m).  Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded.

Section 9. General Provisions

(a)

Effective Date and Duration of the Plan.  The Plan shall be effective with respect to calendar years beginning on or after January 1, 2006, subject to approval of the Plan by the shareholders of the Company at the 2006 Annual Meeting.  The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 8 above.

(b)

Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participants death.  Such designation may be changed or canceled at any time without the consent of any such beneficiary.  Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.  If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c)

No Right of Continued Employment. Nothing contained in the Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company to discharge any Participant or otherwise terminate the Participant’s employment at any time with or without cause or to change the terms of employment in any way.

(d)

No Limitations on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, or whether pursuant to a plan or otherwise) which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan.  No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(e)

No Right to Specific Assets.  Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any Participant or beneficiary any claim against, right to or lien on any particular assets of the Company or to require the Company to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

(f)

No Contractual Right to Incentive.  Nothing in this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any incentive with respect to any Performance Period unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

(g)Non-alienation of Benefits.  Except as expressly provided herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber the Participant’s interest under the Plan.

(h)Withholding.  Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

(i)Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(j)Governing Law.  To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(k)Code Section 409A Compliance.  To the extent applicable, it is intended that this Plan and any incentive awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A").  Any provision that would cause the Plan or any incentive award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Safety Insurance Group, Inc.

Annual Performance Incentive Plan

Amendment

This Amendment (this “Amendment”) to the Safety Insurance Group, Inc. Annual Performance Incentive Plan (the “Plan”) is adopted as of December 31, 2008 by the Board of Directors of Safety Insurance Group, Inc. (the “Company”).

WHEREAS, the Company maintains the Plan, and pursuant to Section 8 of the Plan, the Board of Directors of the Company may amend, suspend, discontinue or terminate the Plan at any time; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of December 31, 2008, as follows:

4.The following shall be added to the end of Section 6(a):

“Notwithstanding the foregoing, any payment under the Plan shall be made no later than March 15 of the calendar year following the calendar year in which the Committee certifies that one or more of the applicable performance objectives have been attained.”

5.Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Election of Directors The Board of Directors recommends a vote FOR the nominees listed: 1. ELECTION OF TWO CLASS II DIRECTORS TO SERVE A THREE YEAR TERM EXPIRING IN 2019. + For Withhold For Withhold 01 - Frederic H. Lindeberg 02 - George M. Murphy B Other Proposals The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5: For Against Abstain ForAgainst Abstain 2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP. 3. APPROVAL OF THE MATERIAL TERMS OF THE 2002 MANAGEMENT OMNIBUS INCENTIVE PLAN. 4. APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL PERFORMANCE INCENTIVE PLAN. 5. ADVISORY VOTE ON EXECUTIVE COMPENSATION. C Non-Voting Items Change of Address — Please print new address below. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02ANLA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SAFETY INSURANCE GROUP, INC. 20 CUSTOM HOUSE STREET BOSTON, MASSACHUSETTS 02110 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Safety Insurance Group, Inc. hereby appoints George M. Murphy and William J. Begley, Jr. (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the 2016 Annual Meeting of the common shareholders of Safety Insurance Group, Inc. to be held at 10:00 a.m. on Wednesday, May 18, 2016 and at any postponement or adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. CONTINUED AND TO BE SIGNED ON REVERSE SIDE